MEMBERSHIP INTEREST PURCHASE AGREEMENT BY AND BETWEEN MEDICAL MUTUAL OF OHIO AND HORACE MANN EDUCATORS CORPORATION DATED AS OF JULY 21, 2026

- i - TABLE OF CONTENTS Page Article I DEFINITIONS ..................................................................................................................2 1.1 Certain Definitions ...................................................................................................2 1.2 Table of Defined Terms .........................................................................................13 Article II purchase and sale............................................................................................................14 2.1 Purchase and Sale ESI Membership Interests ........................................................14 2.2 Closing ...................................................................................................................15 2.3 Closing Deliveries ..................................................................................................15 2.4 Payment at Closing ................................................................................................16 2.5 Post-Closing Payment ............................................................................................17 Article III REPRESENTATIONS AND WARRANTIES OF Seller ............................................20 3.1 Organization and Qualification ..............................................................................20 3.2 Organizational Documents.....................................................................................20 3.3 Capitalization .........................................................................................................20 3.4 Authority; Enforceability .......................................................................................21 3.5 No Conflict; Required Filings and Consents .........................................................22 3.6 Material Contracts ..................................................................................................23 3.7 Compliance with Law; Permits ..............................................................................25 3.8 Financial Statements ..............................................................................................26 3.9 Material Brokers ....................................................................................................27 3.10 No Undisclosed Liabilities .....................................................................................27 3.11 Absence of Certain Changes or Events ..................................................................27 3.12 Absence of Litigation, Claims and Orders .............................................................28 3.13 Employee Benefit Plans .........................................................................................28 3.14 Labor Matters .........................................................................................................30 3.15 Real Property .........................................................................................................32 3.16 Taxes ......................................................................................................................32 3.17 Intellectual Property and Technology ....................................................................34 3.18 Insurance ................................................................................................................36 3.19 Environmental Matters...........................................................................................36 3.20 Affiliated Transactions...........................................................................................37 3.22 Bank Accounts; Power of Attorney .......................................................................37 3.23 Privacy and Data Security ......................................................................................38 3.24 Brokers ...................................................................................................................38 Article IV REPRESENTATIONS AND WARRANTIES OF BUYER........................................39 4.1 Organization ...........................................................................................................39 4.2 Authority; Enforceability .......................................................................................39 4.3 No Conflict; Required Filings and Consents .........................................................40

TABLE OF CONTENTS
(continued)

		Page
4.4	Absence of Litigation, Claims and Orders	41
4.5	Sufficient Funds	41
4.6	Brokers	41
4.7	Investment Purpose	41
Article V COVENANTS		41
5.1	Conduct of Business Pending the Closing	41
5.2	Access to Information	44
5.3	Confidentiality	44
5.4	Third Party Consents	46
5.5	Notification of Certain Matters	47
5.6	Interim Financial Statements	47
5.7	Public Announcements	47
5.8	Further Assurances	47
5.9	Delivery of Books and Records	48
5.10	Access to Books and Records	48
5.11	Non-Competition; Non-Solicitation	49
5.12	D&O Liabilities	50
5.13	Employee Matters	51
5.14	Release	55
5.15	No Shop	55
5.16	Intercompany Agreements	56
5.17	Bank Accounts	56
Article VI CONDITIONS precedent		58
6.1	Conditions to Each Party's Obligations	58
6.2	Conditions to Obligations of Buyer	58
6.3	Conditions to Obligations of Seller	59
Article VII TERMINATION		60
7.1	Termination	60
7.2	Effect of Termination	60
Article VIII TAX MATTERS		60
8.1	Liability for Taxes	60
8.2	Tax Returns	61
8.3	Contest Provisions	62
8.4	Assistance and Cooperation	63
8.5	Other Tax Matters	64
8.6	Purchase Price Allocation	64
Article IX SURVIVAL AND INDEMNIFICATION		64
9.1	Survival of Representations and Warranties	64

- ii -

TABLE OF CONTENTS (continued) Page - iii - 9.2 Indemnification ......................................................................................................65 9.3 Certain Limitations ................................................................................................66 9.4 Definitions..............................................................................................................67 9.5 Procedures for Third Party Claims ........................................................................67 9.6 Adjustment to Purchase Price ................................................................................68 9.8 Exclusive Remedy .................................................................................................68 Article X MISCELLANEOUS ......................................................................................................69 10.1 Amendment ............................................................................................................69 10.2 Waiver ....................................................................................................................69 10.3 Expenses ................................................................................................................69 10.4 Notices ...................................................................................................................69 10.5 Specific Performance .............................................................................................70 10.6 Interpretation ..........................................................................................................71 10.7 Severability ............................................................................................................71 10.8 Entire Agreement; Third Party Beneficiaries ........................................................72 10.9 Assignment ............................................................................................................72 10.10 Failure or Indulgence; No Waiver; Remedies Cumulative ....................................72 10.11 Governing Law ......................................................................................................72 10.12 Jurisdiction; Enforcement ......................................................................................72 10.13 Counterparts ...........................................................................................................73 10.14 Attorney-Client Matters. ........................................................................................73

- iv - EXHIBITS Exhibit A — Closing Assignment and Assumption Agreement Exhibit B — Closing Bill of Sale Exhibit C — Transition Services Agreement ANNEXES Annex A — Key Employees Annex B — Specified Accounting Principles Annex C — Reference Statement Annex D — Third Party Consents Annex E — Specified Shared Contracts Seller Disclosure Schedule Buyer Disclosure Schedule

MEMBERSHIP INTEREST PURCHASE AGREEMENT This MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of July 21, 2026 (this “Agreement”), is by and between HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (“Buyer”) and MEDICAL MUTUAL OF OHIO, an insurance company organized under the laws of the State of Ohio (“Seller”). RECITALS WHEREAS, Seller directly owns one hundred percent (100%) of the issued and outstanding equity interests (the “ESI Membership Interests”) of Employee Services LLC, a New York limited liability company (“ESI” and, together with EAP (as defined below), the “Acquired Companies” and each an “Acquired Company”); WHEREAS, ESI directly owns one hundred percent (100%) of the issued and outstanding equity interests of EAP LLC, a Connecticut limited liability company (“EAP,” and such equity interests, the “EAP Membership Interests”); WHEREAS, (a) the board of directors of Buyer, and (b) the board of directors of Seller have each approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement; WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which, on the terms and subject to the conditions set forth herein: (a) Upon Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, all of the ESI Membership Interests; (b) Upon Closing, (i) Seller will, and will cause its Affiliates (other than the Acquired Companies) to, sell, convey, assign, transfer and deliver to Buyer or one or more of Buyer’s Affiliates designated by Buyer, free and clear of all Liens other than Permitted Liens, and Buyer will or will cause one or more of its Affiliates to purchase, acquire and accept from Seller and its Affiliates, all of Seller’s and each such Affiliate’s right, title and interest in and to the Transferred Assets (as hereinafter defined) pursuant to the Closing Bill of Sale (as hereinafter defined); and (ii) Seller will, and will cause its Affiliates (other than the Acquired Companies) to, assign to Buyer or one or more of Buyer’s Affiliates designated by Buyer, and Buyer will or will cause one or more of its Affiliates to assume, the Transferred Liabilities (as hereinafter defined); (b) Upon Closing, Seller and ESI will enter into the Transition Services Agreement (as hereinafter defined), pursuant to which, upon the terms and subject to the conditions set forth therein, Seller will, and will cause its Affiliates, as applicable, to perform certain transition services for the Acquired Companies with respect to the Business; and (c) At Closing, the parties hereto will enter into, and will cause their respective Affiliates to enter into, as applicable, each other Transaction Document.

- 2 - NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings: “Affiliate” means, with respect to a specified Person at the time of determination, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, the term “control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise). For the avoidance of doubt, the Acquired Companies shall each be deemed an “Affiliate” of Seller (and not Buyer) prior to the Closing, and shall each be deemed an “Affiliate” of Buyer (and not Seller) from and after the Closing. “Base Price” means $115,000,000.00. “Books and Records” means all written or electronic accounts, ledgers and records (including computer generated, recorded or stored records) of (i) the Acquired Companies, or (ii) Seller or any of its Affiliates (other than the Acquired Companies), to the extent relating to the Business, in each case, whether or not in the custody of the Seller or its Affiliates (including the Acquired Companies), including Customer Lists, contract forms, applications, enrollment forms, sales records, administrative, pricing, corporate (including Employee records) and accounting, and other records (including the books of account and other records), agreements, Tax records (including Tax Returns), disclosure and other documents and filings required under applicable Law, financial records, and compliance records, including any database, magnetic or optical media and any other form of recorded, computer generated or stored information or process; provided, however, “Books and Records” shall not include (a) books and records to the extent relating to any business, operations, or assets of Seller or its Affiliates other than the Business, (b) Organizational Documents, equity records, minute books, board, committee, or shareholder meeting materials or other corporate governance records of the Seller or any of its Affiliates except to the extent relating specifically to the Business or such documents or materials of any Acquired Company, (c) consolidated company-wide or Affiliate-level books and records that do not relate primarily to the Business (provided that, to the extent any such books and records would be material to the Business, Buyer shall be entitled to reasonable access following the Closing to the portions of such books and records that relate to the Business in accordance with Section 5.10), (d) all Privileged Deal Communications, or (e) any books and records that Seller or its Affiliates are required by applicable Law to regain, provided, that with respect to the foregoing clause (e) Buyer shall be entitled to reasonable access to thereto following the Closing.

- 3 - “Broker” means any Person, other than the Seller, its Affiliates or any Employee, engaged in the solicitation, negotiation, effectuation, marketing, sale or placement of any products or services marketed, sold or provided by the Business. “Business” means the business of the Acquired Companies, including the business of providing and administering employee assistance programs and services as conducted by the Acquired Companies as of the date hereof. “Business Confidential Information” means all non-public information owned or possessed by (including with any third-party data and record management vendors), or otherwise primarily related to, the Acquired Companies or the Business or contained in the Books and Records, except that “Business Confidential Information” shall not include, except with respect to Personal Information that is Business Confidential Information, information that (i) is or becomes generally available to the public (other than as a result of its disclosure in violation of Section 5.3(c)), (ii) is independently developed by Seller or its Affiliates without reference to any Business Confidential Information, or (iii) is lawfully made available or known to Seller or its Affiliates by a Person not subject to any duty of confidentiality to Buyer or its Affiliates or their Representatives. “Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted or required by Law to close in Chicago, Illinois or Cleveland, Ohio. “Buyer Confidential Information” means all non-public information made available to Seller or its Affiliates or their respective Representatives by Buyer or its Affiliates or their respective Representatives (including information disclosed in the course of negotiation of this Agreement or any other Transaction Document) regarding Buyer or its Affiliates, except that “Buyer Confidential Information” shall not include, except with respect to Personal Information, information that (i) is or becomes generally available to the public (other than as a result of its disclosure in violation of Section 5.3(c)), (ii) was already known to Seller or its Affiliates (other than by previous disclosure by Buyer or its Affiliates or their respective Representatives) and not subject to any duty of confidentiality to Buyer or its Affiliates or their Representatives, (iii) is independently developed by Seller or their Affiliates without reference to any Buyer Confidential Information, or (iv) is lawfully made available or known to Seller or its Affiliates by a Person not subject to any duty of confidentiality to Buyer or its Affiliates or their respective Representatives. “Buyer Disclosure Schedule” means the Buyer Disclosure Schedule delivered by Buyer to Seller concurrently with the execution of this Agreement. “Buyer Material Adverse Effect” means any fact, circumstance, condition, event, development, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to timely consummate the transactions contemplated by this Agreement and the other Transaction Documents. “Buyer Party” means Buyer and any of its Affiliates that is or will be a party to a Transaction Document. “Cash” means all cash, cash equivalents, marketable securities and deposits of any Acquired Company, plus the amount of received but uncleared checks, drafts and inbound wires

- 4 - deposited or in transit for the account of any Acquired Company, minus the amount of any checks written (but not yet cashed) or outbound wires sent by an Acquired Company, restricted cash, petty cash, undeposited checks, and customer funds held for others, in each case as determined in accordance with the Specified Accounting Principles. “Closing Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, in substantially the form attached as Exhibit A hereto, entered into at the Closing by Seller and its Affiliates, on the one hand, and the Buyer or its designee, on the other hand. “Closing Bill of Sale” means the Bill of Sale, in substantially the form attached as Exhibit B hereto, entered into at the Closing by Seller and its applicable Affiliate, on the one hand, and Buyer or its designee, on the other hand. “Closing Date” means the date on which the Closing occurs. “Closing Indebtedness” means the Indebtedness of the Acquired Companies as of immediately prior to the Closing. “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Computer Programs” means currently existing and available prior versions retired since January 1, 2023 of (i) computer programs or other Software owned or used by or licensed to the Acquired Companies, including all object code and all source code other than open source code, all executables and run books (and related Contracts with escrow agents), (ii) Software databases, including structures, format, procedures and associated documentation for the organization, storage and sorting of information, to the extent developed by or licensed to or used by the Acquired Companies, (iii) parameter settings and configuration settings with respect to the items described in each of (i)-(ii), (iv) available descriptions, specifications, flow-charts, templates, maps and any other work product used to design, plan, organize and develop each of (i)–(ii), to the extent developed by or licensed to or used by the Acquired Companies, and (v) documentation, including design and development artifacts, test data and scripts, user manuals, system documentation, operations manuals/instructions and training materials, relating to each of (i)–(iv). “Confidentiality Agreement” means the confidentiality agreement, dated as of March 12, 2026, by and between ESI and Buyer. “Contract” means, with respect to any Person, any written contract, lease, license, sublicense, commitment, loan or credit agreement, indenture, agreement or other legally binding commitment or obligation to which such Person is a party or is otherwise subject or bound. “Court” means any court or arbitration tribunal of the United States, any domestic state, any foreign country and any political subdivision or agency thereof. “Current Assets” means the current assets of the Acquired Companies as determined in accordance with the Specified Accounting Principles and including only the “Current Assets” line items set forth on the Schedule to the Specified Accounting Principles. For the avoidance of doubt, Current Assets shall not include Cash, income Tax assets, deferred Tax assets and intangible assets.

- 5 - “Current Liabilities” means the current liabilities of the Acquired Companies as determined in accordance with the Specified Accounting Principles and including only the “Current Liabilities” line items set forth on the Schedule to the Specified Accounting Principles. For the avoidance of doubt, Current Liabilities shall not include income Tax liabilities and deferred Tax liabilities. “Customer Contract” means any Contract by and between an Acquired Company, on the one hand, and any customer of the Business, on the other hand. “Customer Lists” means all books, records, files, data and other information, in whatever form maintained (whether in hard copy, computer format or other media), in the possession or control of the Seller or its Affiliates (including with any third-party data and record management vendors engaged by Seller or its Affiliates (including, prior to the Closing, the Acquired Companies)) that constitute customer lists to the extent primarily related to the Business or that are customer lists of the Acquired Companies. “Employee” means each employee of Seller or any of its Affiliates who dedicate at least eighty percent (80%) of their working time to the Business but excluding such employees set forth in Section 1.1(a) of the Seller Disclosure Schedule. “Employee Plan” means a written or unwritten plan, policy, program, agreement or arrangement, whether covering a single individual or a group of individuals, sponsored, maintained or contributed to by Seller or its Affiliates or any ERISA Affiliate, which provides benefits or compensation to or on behalf of Employees, or any of their beneficiaries, dependents, spouses or other family members, that is (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or arrangement, or (iii) any other employment, severance, deferred- compensation, retirement, welfare-benefit, bonus, retention, termination, change in control, vacation, sick leave, disability, incentive or fringe benefit plan, policy, program, agreement or arrangement, in each case that is established, sponsored, maintained or contributed to or required to be maintained or contributed to, by Seller or any of its Affiliates or any of their respective ERISA Affiliates for the benefit of any Employee. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means an entity (whether or not incorporated) required to be treated as a single employer with the Seller or its Affiliates under Section 414 of the Code. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Excluded Employee Liabilities” means all Liabilities arising out of or in connection with (a) any payments, compensation, benefits or entitlements (including wages, other remuneration, holiday or vacation pay, bonus, severance pay (statutory or otherwise), commissions, post- employment medical or life obligations, pension contributions, insurance premiums, and Taxes) that Seller or any of its Affiliates owes or is obligated to provide, whether currently, prospectively or on a contingent basis, (i) with respect to any Transferred Employee, that are incurred, accrued or payable for periods prior to the Closing or (ii) with respect to all other employees of the Seller

- 6 - or its Affiliates (including Non-Transferred Employees), that are incurred, accrued or payable at any time, (b) under, or with respect to, ERISA, the WARN Acts, Section 4980 of the Code, or any labor or similar applicable law, that are incurred, accrued or arise prior to, or in connection with, the Closing, including any Taxes imposed under Sections 3101, 3111 or 3301 of the Code, whether or not yet required to be paid or recognized, (c) any Employee Plan, or (d) the employment, transfer or termination of employment of any Employee by the Seller or its Affiliates other than expressly contemplated by this Agreement or consented to by the Buyer. “Excluded Liabilities” means (i) all Liabilities (other than Transferred Liabilities) of the Seller and its Affiliates (but excluding the Acquired Companies), (ii) all Liabilities set forth on Section 1.1(b) of the Seller Disclosure Schedule, (iii) all Liabilities in respect of (A) Indemnified Taxes, (B) Excluded Employee Liabilities, and (C) any Proceedings or Orders set forth set forth on Section 3.12 of the Seller Disclosure Schedule and those not included on Section 3.12 of the Seller Disclosure Schedule due to Sellers’ bad faith or inadvertent oversight, and (iv) any unpaid Indebtedness and Transaction Expenses of the Acquired Companies as of the Closing and to the extent not included in the Closing Payment or Final Closing Payment. “Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing. “Final Closing Cash” means the Cash as of the Effective Time as finally agreed or determined pursuant to Section 2.5. “Final Closing Indebtedness” means the Closing Indebtedness outstanding as of immediately prior to the Closing as finally agreed or determined pursuant to Section 2.5. “Final Closing Payment” means an amount equal to (a) the Base Price, plus (b) the Final Closing Cash, plus (c) any Net Working Capital Surplus, minus (d) any Net Working Capital Deficit, minus (e) the Final Closing Indebtedness, minus (f) the Final Transaction Expenses. “Final Net Working Capital” means the Net Working Capital as of the Effective Time as finally agreed or determined pursuant to Section 2.5. “Final Transaction Expenses” means the unpaid portion of the Transaction Expenses as of the Closing as finally agreed or determined pursuant to Section 2.5. “GAAP” means generally accepted accounting principles consistently applied. “Governmental Approval” means any consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority. “Governmental Authority” means any governmental agency or authority of the United States, any domestic state, any foreign country and any political subdivision or agency thereof, including any administrative agency, board or commission. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and the regulations and guidance thereunder.

- 7 - “Indebtedness” means, without duplication, the Acquired Companies’ (i) outstanding indebtedness for borrowed money and all obligations represented by or owed under any credit facility, loan agreement, reimbursement agreement or other similar agreements (including the unpaid principal, accrued and unpaid interest and prepayment penalties triggered by the Closing), (ii) unpaid principal and accrued and unpaid interest owed under bonds, notes, debentures or other similar instruments and debt securities, (iii) all or any part of the deferred purchase price of property or services (other than trade payables), including any “earnout” or similar payments or any non-compete payments, (iv) all indebtedness secured by a Lien to secure all or part of the purchase price of the property subject to such Lien, (v) self-insurance accruals, (vi) all Liabilities with respect to accrued but unpaid bonus payments, accrued or owed by the Acquired Companies or their Affiliates in respect of the Transferred Employees as of the Closing in respect of any performance period (or portion thereof) prior to and up to the Closing, together with the employer portion of any Taxes arising therefrom, to the extent not included in the Transaction Expenses, (vii) all Liabilities with respect to accrued but unused vacation time, flexible time-off and sick pay to which any Employee employed by the Acquired Companies is entitled pursuant to the policies applicable to such Employee immediately prior to the Closing, (viii) all Liabilities with respect to accrued severance to which any Employee employed by the Acquired Companies is entitled pursuant to the policies applicable to such Employee immediately prior to the Closing, (ix) all Liabilities for unclaimed funds, (x) all obligations with respect to the net current income Tax liabilities of Acquired Companies that are allocable to any Pre-Closing Tax Period, and (xi) guarantees provided by the Acquired Companies of any of the foregoing. Notwithstanding anything contained herein to the contrary, none of the foregoing amounts shall be (A) counted twice in the determination of the amount of Excluded Liabilities or Transaction Expenses, or (B) deemed to be Indebtedness to the extent (1) paid on or prior to the Closing Date or (2) accrued in the Estimated Closing Statement or the Closing Statement. “Indemnified Taxes” means, to the extent not included in Indebtedness or Net Working Capital, any (i) Taxes attributable to or imposed on the Business, the Transferred Assets or any of the Acquired Companies with respect to any Pre-Closing Tax Period; (ii) liabilities for Taxes of any Person other than the Acquired Companies (A) pursuant to Treas. Reg. § 1.1502-6 or similar provision of state or local law solely with respect to any affiliated, consolidated, combined, or unitary group of which the Acquired Companies were members prior to the Closing, (B) as a transferee or successor, by contract or otherwise, or (C) under any Tax allocation, Tax sharing, Tax indemnity, or similar agreement (excluding any commercial agreement entered into in the ordinary course of business and not primarily relating to Taxes); (iii) losses arising out of the inaccuracy or breach of any representation or warranty made by Seller in Section 3.16; (iv) losses arising out of any breach of or nonfulfillment of any agreement or covenant of Seller with respect to Taxes under Article VIII; and (v) any Transfer Taxes borne by Seller pursuant to Section 8.4(f). “Intellectual Property” means, on a worldwide basis, any or all of the following: (i) trademarks, service marks, trade dress, and other indicia of source, and any pending applications and registrations therefor, and all goodwill related thereto, (ii) trade names, corporate names, assumed names or fictitious names and any registrations or foreign qualifications therefor, (iii) domain names and any registrations therefor, including access to the codes necessary to transfer such domain registrations; (iv) copyrights and any registrations or applications therefor, (v) intellectual property rights with regard to the Computer Programs, (vi) patents and patent applications, including divisions, continuations, continuations-in-part and renewal applications,

- 8 - and including renewals, extensions and reissues thereof, (vii) know-how and trade secrets under applicable Law, and (viii) in each case, all administrative and legal rights arising therefrom and relating thereto. “IRS” means the United States Internal Revenue Service. “IT Systems” means the hardware, Software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment owned, leased or licensed by Seller or its Affiliates. “Key Employees” means the Employees set forth on Annex A. “Knowledge” means, with respect to Seller, the actual knowledge, after reasonable inquiry, of those Persons listed in Section 1.1(c) of the Seller Disclosure Schedule, and, with respect to Buyer, the actual knowledge, after reasonable inquiry, of those Persons listed in Section 1.1(c) of the Buyer Disclosure Schedule. “Law” means all laws, statutes, ordinances, directives and Regulations of any Governmental Authority, including all Orders having the effect of law in any jurisdiction. “Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise. “Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind. “Material Broker” means the ten (10) largest Brokers (determined by reference to total dollar revenue from products and services placed by such Broker in aggregate) for the (i) three (3) months ended March 30, 2026, and (ii) the twelve (12) months ended December 31, 2025 and December 31, 2024. “Migration” means the establishment of the Buyer’s and its Affiliates’ capability to reasonably operate the Business independently in its environments or infrastructure, including the transmission outside of the information technology system of Seller or its Affiliates (other than the Acquired Companies), migration and integration of the Transferred Assets and books and records contemplated by the definition of “Separation”. “Net Working Capital” means an amount equal to (i) all Current Assets as of the Effective Time, minus (ii) all Current Liabilities as of the Effective Time (in the case of each of clause (i) and clause (ii), determined in accordance with the Specified Accounting Principles). “Net Working Capital Deficit” means the amount, if any, by which (i) for purposes of the Estimated Closing Payment, the Net Working Capital Target exceeds the Estimated Net Working Capital estimated as of the Effective Time pursuant to Section 2.4, and (ii) for purposes of the

- 9 - Final Closing Payment, the Net Working Capital Target exceeds the Net Working Capital finally determined pursuant to Section 2.5. “Net Working Capital Surplus” means the amount, if any, by which (i) for purposes of the Estimated Closing Payment, the Estimated Net Working Capital estimated as of the Effective Time pursuant to Section 2.4 exceeds the Net Working Capital Target, and (ii) for purposes of the Final Closing Payment, the Final Net Working Capital finally determined pursuant to Section 2.5 exceeds the Net Working Capital Target. “Net Working Capital Target” means negative $5,266,464. “Order” means any binding judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority. “Organizational Documents” means, with respect to any Person, the certificate of incorporation, bylaws, certificate of organization, operating agreement or other applicable organizational documents of such Person. “Permits” mean all franchises, authorizations, consents, approvals, licenses, registrations, certificates, permits or other rights and privileges issued by any Governmental Authority. “Permitted Lien” means, with respect to any asset, any: (i) carriers’, mechanics’, materialmens’ or similar Lien with respect to amounts not yet due which do not interfere in any material respect with the conduct of the Business as it is currently conducted, or (ii) Lien for Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith and for which adequate reserves are set forth in the financial statements of the Acquired Companies in accordance with GAAP. “Person” means an individual, corporation, partnership, association, trust, estate, unincorporated organization, limited liability company or other entity or group (as defined in Section 13(d)(3) of the Exchange Act). “Personal Information” means any information related to individuals that is personally identifiable information as the same may be defined and protected by state or federal laws or regulations, including without limitation the following categories of information, in any format whether written, electronic, or otherwise: (i) any “nonpublic personal information” as such term is defined under Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any personally identifiable information in the possession of or applicable to the Acquired Companies or, solely with respect to the Business, Seller or its Affiliates (other than the Acquired Companies), that is protected by applicable Law related to data security and privacy, such as the following identifiers to the extent protected by applicable Law: name, signature, address, social security number, telephone number or other unique identifier, (iii) information in the possession of or applicable to the Acquired Companies or, solely with respect to the Business, Seller or its Affiliates (other than the Acquired Companies), that can be used to authenticate an individual that is protected by applicable Law related to data security and privacy, such as the following identifiers to the extent protected by applicable Law: including passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers, or (iv) any “protected health information” in the possession of or applicable

- 10 - to the Acquired Companies or, solely with respect to the Business, Seller or its Affiliates (other than the Acquired Companies) (other than the Acquired Companies), as such term is defined under HIPPA. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date. “Proceeding” means any legal, administrative, arbitral or other proceeding, suit, claim, investigation, demand, complaint, hearing, dispute or other action by or before any Governmental Authority, mediator or arbitrator. “Regulation” means any rule, regulation, policy or interpretation (regarding such rule, regulation or policy) of any Governmental Authority. “Representatives” means, with respect to any Person, its directors, officers, managers, employees, investment bankers, attorneys, accountants, financial or other advisors or other agents. “Schedules” means, collectively, the Seller Disclosure Schedules and the Buyer Disclosure Schedules. “Security Breach” means any actual or reported (i) loss or misuse (by any means) of Personal Information, (ii) unauthorized access to any IT System that compromises the privacy or security of Personal Information, (iii) inadvertent, unauthorized and/or unlawful processing of Personal Information, or (iv) other act or omission that compromises or may compromise the security, confidentiality or integrity of Personal Information or the security or operation of any IT System. “Seller Confidential Information” means, other than Business Confidential Information, all non-public information made available to Buyer or its Affiliates or their respective Representatives by Seller or its Affiliates or their respective Representatives (including information disclosed in the course of negotiation of this Agreement or any other Transaction Document) regarding Seller or its Affiliates (other than the Acquired Companies), and not primarily related to the Business, except that “Seller Confidential Information” shall not include, except with respect to Personal Information, information that (i) is or becomes generally available to the public (other than as a result of its disclosure in violation of Section 5.3(b)), (ii) was already known to Buyer or its Affiliates (other than by previous disclosure by Seller or its Affiliates or their respective Representatives) as of the date hereof and not subject to any duty of confidentiality to Seller or its Affiliates or their Representatives, (iii) is independently developed by Buyer or its Affiliates without reference to any Seller Confidential Information, or (iv) is lawfully made available or known to Buyer or its Affiliates by a Person not subject to any duty of confidentiality to Seller or its Affiliates or their respective Representatives. “Seller Disclosure Schedule” means the Seller Disclosure Schedule delivered by Seller to Buyer concurrently with the execution of this Agreement.

- 11 - “Seller Material Adverse Effect” means with respect to Seller, each Acquired Company, or the Business, as the case may be, any fact, circumstance, condition, event, development, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, properties, assets, liabilities, results of operations or financial condition of Seller, such Acquired Company, or the Business (taken as a whole), but excluding any such effect to the extent resulting from or arising out of: (i) changes in general political, economic or securities or financial market conditions (including general changes in interest rates or equity prices); (ii) any matter generally affecting the industries in which Seller, the Acquired Companies, or the Business operates; (iii) any change or proposed change in GAAP or applicable Law or interpretations thereof; (iv) natural catastrophe events, hostilities, acts of war or terrorism, or any escalation or worsening thereof; (v) any epidemics, pandemics, disease outbreaks, or other public health emergencies; (vi) the public announcement of the transactions contemplated hereby; or (vii) any failure by the Acquired Companies or the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) will not be excluded); provided further, that the fact, circumstance, condition, event, development, occurrence, change or effect referred to in the case of the preceding (i) through (v) does not disproportionately affect Seller, such Acquired Company or the Business relative to similarly situated companies or businesses in the industries in which Seller, such Acquired Company or the Business, as applicable, operates; or (b) the ability of Seller to timely consummate the transactions contemplated by this Agreement and the other Transaction Documents. “Separation” means the segregation, separation and de-coupling by Seller and its Affiliates of (i) the Books and Records to the extent not readily able to be transferred at Closing, (ii) any systems or assets used by the Acquired Companies that will not be retained by Seller and its Affiliates in accordance with the terms hereof, and (iii) all other Transferred Assets, each in a commercially reasonable format that is non-proprietary to Seller and their Affiliates and readily available for the Buyer to use in connection with the Migration. “Shared Contracts” means (a) Contracts pursuant to which a third party provides material services or benefits to Seller or one or more of its Affiliates in respect of the Business and any other business of Seller or its Affiliates and (b) Contracts pursuant to which Seller or one or more of its Affiliates provide services or benefits to a third party in respect of both the Business and any other business of Seller or its Affiliates. “Software” means all computer software, including but not limited to application software, system software, firmware, middleware, mobile digital applications, application programing interfaces (APIs) and other software interfaces, software development kits (SDKs), assemblers, applets, compilers and binary libraries including all source code and object code versions and materials pertaining thereto of any and all of the foregoing, in any and all forms and media, and all related documentation. “Specified Accounting Principles” means the principles, practices and methodologies set forth on Annex B. “Straddle Period” means a Taxable period that includes, but does not end on, the Closing Date.

- 12 - “Subsidiary” with respect to any Person, means any corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, directly or indirectly, greater than 50% of the capital stock or other equity interests that are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture, limited liability company or other legal entity or to vote as a general partner thereof. “Tax” (and, with correlative meaning, “Taxes”) means any and all federal, state, foreign or local income, premium, retaliatory, excise, gross receipts, occupation, value added, alternative minimum, ad valorem, goods and services, capital stock, sales, use, employment, withholding, social security, unemployment, disability, franchise, profits, gains, property, transfer, payroll, stamp, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment or charge of the same or of a similar nature to any of the foregoing (whether payable directly or by withholding) imposed by any Tax Authority, together with any interest and any penalties thereon or additional amounts with respect thereto provided; that any guarantee fund assessment or escheatment obligation shall not be treated as a Tax. “Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax. “Tax Returns” means any return, report or similar statement required to be filed or provided with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax. “Territory” means the United States of America. “Transaction Documents” means, collectively, this Agreement, the Transition Services Agreement, the Closing Bill of Sale, the Closing Assignment and Assumption Agreement and such other instruments and agreements required by this Agreement to be executed and delivered hereunder. “Transaction Expenses” means the sum, without duplication, of the following relating to the Acquired Companies: (i) all fees and expenses incurred or payable by or on behalf of the Acquired Companies which are incurred by or on behalf of the Acquired Companies prior to, and remain unpaid at, the Closing in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, regulatory or consent fees, consulting, finders and all other fees and expenses (in each case whether or not billed or invoiced prior to the Closing), (ii) any unpaid bonus, retention, change-in-control, transaction or similar payment obligations, or any severance payments, payable by the Acquired Companies to any Person resulting from, or in connection with, the transactions contemplated hereby (but excluding any “double-trigger” severance or similar payments caused by actions taken by Buyer or any Acquired Company at or after the Closing), and the employer portion of the amount of any employment, payroll or similar taxes of the Acquired Companies attributable to the foregoing payments in this clause (ii), (iii) fifty percent (50%) of all unpaid Transfer Taxes, and (iv) fifty percent (50%) of the cost of purchasing the tail policy referred to in Section 5.12. Notwithstanding anything contained herein to the contrary, none of the foregoing amounts shall be (A) counted twice in the determination of the amount of Excluded Liabilities or Indebtedness, or (B) deemed to be Transaction Expenses to the extent (1)

- 13 - paid on or prior to the Closing Date or (2) accrued in the Estimated Closing Statement or the Closing Statement. “Transfer Taxes” means all sales, use, transfer, valued added, goods and services, gross receipts, excise, conveyance, documentary, stamp duty, recording, harmonized sales, sales and use, value added, registration and other similar Taxes, charges and fees (including any penalties, interest and additions to Tax) incurred in connection with transactions contemplated by this Agreement and the other Transaction Documents, whether payable by Seller, the Acquired Companies or Buyer. “Transferred Assets” means (i) the assets, properties and rights of the Seller and its Affiliates that are identified on Section 1.1(d) of the Seller Disclosure Schedule and (ii) all Books and Records (other than Books and Records owned by an Acquired Company as of the Closing). “Transferred Liabilities” means all Liabilities of Seller and its Affiliates to the extent related to the Transferred Assets following the Closing Date. For the avoidance of doubt, Transferred Liabilities shall not include any Excluded Liabilities. “Transition Services Agreement” means that certain Transition Services Agreement to be entered by and between Seller and ESI on the Closing Date, in substantially the form attached hereto as Exhibit C. “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time. 1.2 Table of Defined Terms. Terms that are not defined in Section 1.1 have the meanings set forth in the following Sections: Acquired Companies ..................................................................................... Recitals Agreement .................................................................................................... Preamble Alternative Transaction ................................................................................. 5.15(b) Buyer ............................................................................................................ Preamble Buyer Indemnified Persons ........................................................................... 9.2(a) Buyer Tax Act ............................................................................................... 8.1(a) Closing Statement ......................................................................................... 2.5(b) Closing Payment ........................................................................................... 2.4(c) COBRA ......................................................................................................... 5.13(h) Company Intellectual Property Rights .......................................................... 3.17(a) Company Real Property Leases .................................................................... 3.15(a) Competing Business ...................................................................................... 5.11(a) Condition Satisfaction ................................................................................... 2.2 Deductible ..................................................................................................... 9.3(a) Dispute Notice ............................................................................................... 2.5(d)(ii) EAP .............................................................................................................. Recitals EAP Membership Interests ........................................................................... Recitals Effective Time ............................................................................................... 2.2 Employee Census .......................................................................................... 3.14(a)

- 14 - Enforceability Exceptions ............................................................................. 3.4 ESI ................................................................................................................ Recitals Estimated Closing Payment .......................................................................... 2.4(a) Estimated Closing Statement ........................................................................ 2.4(a) Final Closing Payment .................................................................................. 2.5(d)(ii) ESI Membership Interests ............................................................................ Recitals Final Closing Payment .................................................................................. 2.5(b) Financial Statements ..................................................................................... 3.8() Fundamental Representations ....................................................................... 9.1 Inactive Employees ....................................................................................... 5.13(a)(ii) Indemnifiable Losses .................................................................................... 9.4(c) Indemnitee ..................................................................................................... 9.4(a) Indemnitor ..................................................................................................... 9.4(b) Independent Accounting Firm....................................................................... 2.5(d)(iv) Intercompany Agreements ............................................................................ 3.2(a) Leased Real Property .................................................................................... 3.15(a) Material Contracts ......................................................................................... 3.6(a)(xv) MMO Plan ..................................................................................................... 5.13(a)(v) Most Recent Financial Statements ................................................................ 3.8(a) Reference Statement ....................................................................................... 3.8(f) Seller ............................................................................................................ Preamble New York Court ........................................................................................... 10.12 Non-Transferred Employees ......................................................................... 5.13(a)(i) Offered Employee ......................................................................................... 5.13(a)(i) Purchase Price ............................................................................................... 2.1(a) Reference Statement...................................................................................... 3.8(f) Retention Bonus Agreement ......................................................................... 5.13(d) Review Period ............................................................................................... 2.5(d) Scheduled Company Intellectual Property .................................................... 3.(a) Seller Indemnified Persons ........................................................................... 9.2(b) Seller ............................................................................................................ Preamble Seller Returns ................................................................................................ 8.2(a)(i) Survival Period .............................................................................................. 9.1 Third-Party Consents .................................................................................... 5.4(a) Third Party Claim .......................................................................................... 9.4(e) Transferred Employees ................................................................................. 5.13(a)(i) Transferred Employee Personnel File ........................................................... 5.13(d) WARN, WARN Acts .................................................................................... 3.14(d) ARTICLE II PURCHASE AND SALE 2.1 Purchase and Sale ESI Membership Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing: (a) Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the ESI Membership Interests, free and clear of any Liens (other than Liens imposed under applicable

- 15 - securities Laws), for a purchase price (the “Purchase Price”) in cash equal to the Base Price, as adjusted pursuant to Section 2.4 and Section 2.5; (b) (i) Seller shall, and shall cause its Affiliates (other than the Acquired Companies) to, sell, convey, assign, transfer and deliver to Buyer or one or more of Buyer’s Affiliates designated by Buyer, free and clear of all Liens other than Permitted Liens, and Buyer shall or shall cause one or more of its Affiliates to purchase, acquire and accept from Seller and its Affiliates, all of Seller’s and each such Affiliate’s right, title and interest in and to the Transferred Assets pursuant to the Closing Bill of Sale; and (ii) Seller shall, and shall cause its Affiliates (other than the Acquired Companies) to, assign to Buyer or one or more of Buyer’s Affiliates designated by Buyer, and Buyer will or will cause one or more of its Affiliates to assume, the Transferred Liabilities; (c) The parties shall enter into the Transition Services Agreement; and (d) The parties shall, and shall cause their applicable Affiliates to, consummate the other transactions contemplated by this Agreement and the other Transaction Documents at the Closing in accordance with this Agreement. 2.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of documents on (i) the first Business Day of the calendar month immediately following the calendar month in which all of the conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) in accordance with this Agreement (the “Condition Satisfaction”), or (ii) if the Condition Satisfaction occurs less than three (3) Business Days prior to the last Business Day of a calendar month, then the Closing shall occur on the first Business Day of the second month following the month in which the Condition Satisfaction occurs, provided that, in any case, the Closing shall not occur before October 1, 2026, or at such other time as the parties hereto may mutually agree. For accounting and computational purposes, the Closing will be deemed effective as of 12:00:01 a.m., Eastern Time, on the first day of the calendar month in which the Closing Date occurs (the “Effective Time”). 2.3 Closing Deliveries. (a) At or prior to the Closing, Seller shall deliver or cause to be delivered to Buyer: (i) an assignment of the ESI Membership Interests in a form reasonably satisfactory to Buyer, duly executed by Seller; (ii) counterparts of each Transaction Document other than this Agreement to which Seller is a party, duly executed by Seller; (iii) a validly executed “certificate of non-foreign status”, in a form reasonably acceptable to Buyer, that complies with the requirements of the Treasury Regulations under Section 1445(b)(2) of the Code;

- 16 - (iv) a certificate executed by an authorized officer of Seller, dated as of the Closing Date, certifying as to Seller’s satisfaction of the conditions set forth in Section 6.2(a) and Section 6.2(b); (v) a certificate of an officer of Seller in the form reasonably acceptable to the Buyer executed by an authorized officer of Seller, dated no more than five (5) Business Days prior to the Closing Date, setting forth the true, accurate and complete information required to be listed on Section 3.14(a) of the Seller Disclosure Schedule, but updated as of the date of such certificate; (vi) a certificate of good standing or equivalent certificate from the applicable jurisdiction of incorporation or formation of each Acquired Company; and (vii) resignations of those managers and officers of the Acquired Companies designated by Buyer prior to Closing, effective as of the Effective Time. (b) At or prior to the Closing, Buyer shall make the payments contemplated by Section 2.4 and also deliver or cause to be delivered to Seller: (i) counterparts of each Transaction Document other than this Agreement to which Buyer is a party, duly executed by Buyer; (ii) a certificate duly executed by an authorized officer of Buyer, dated as of the Closing Date, certifying as to Buyer’s satisfaction of the conditions set forth in Section 6.3(a) and Section 6.3(b); and (iii) a certificate of good standing from the applicable jurisdiction of incorporation or formation of Buyer. 2.4 Payment at Closing. (a) No later than five (5) Business Days prior to the anticipated Closing Date, Seller shall cause to be prepared and delivered to Buyer a consolidated balance sheet and statement (the “Estimated Closing Statement”) consisting of (i) an estimated consolidated balance sheet of the Acquired Companies as of the Effective Time, prepared in accordance with the Specified Accounting Principles, (ii) a good faith estimated calculation (in reasonable detail) of (A) the amount of the Net Working Capital as of the Effective Time (the “Estimated Net Working Capital”) and the resulting Net Working Capital Surplus or Net Working Capital Deficit, (B) the Closing Indebtedness outstanding as of immediately prior to the Closing (the “Estimated Closing Indebtedness”), (C) the unpaid portion of the Transaction Expenses as of the Closing (the “Estimated Transaction Expenses”), (D) the amount of Cash as of the Effective Time (the “Estimated Closing Cash”), and (E) the amount of the resulting estimated Closing Payment (the “Estimated Closing Payment”), which Estimated Closing Statement shall be (1) prepared consistent with the Specified Accounting Principles and the same calculation attached thereto for illustrative purposes only, (2) with respect to the estimated consolidated balance sheet, prepared in accordance with the methodologies used in preparing, and in the same format as, and consistent with the methodologies used in the preparation of the Reference Statement, (3) accompanied by reasonable supporting detail of the amounts and calculations set forth therein, and (4) accompanied

- 17 - by a written certificate of an authorized officer of Seller certifying that the Estimated Closing Statement (x) was prepared in good faith, and (y) is derived from the Books and Records. Between the delivery of the Estimated Closing Statement and the Closing, Buyer shall have a reasonable opportunity to review and discuss the Estimated Closing Statement with Seller, and Seller shall review and consider in good faith any revisions of the Estimated Closing Statement proposed by the Buyer, provided, that Buyer’s review shall not delay, condition or otherwise affect the Closing and the Estimated Closing Statement as determined by Seller in its sole discretion shall be used for purposes of determining the Estimated Closing Payment. (b) In addition to the deliveries contemplated by Section 2.3, at the Closing, Buyer shall pay: (i) to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller, an amount equal to (A) the Base Price, plus (B) the Estimated Closing Cash, plus (C) any Net Working Capital Surplus, minus (D) any Net Working Capital Deficit, minus (E) the Estimated Closing Indebtedness, minus (F) the Estimated Transaction Expenses (collectively, the “Closing Payment”); (ii) the Estimated Transaction Expenses to the applicable recipients thereof as set forth in the Estimated Closing Statement by wire transfer of immediately available funds to the accounts designated in the Estimated Closing Statement. 2.5 Post-Closing Payment. (a) In the event that the Final Closing Payment as finally determined pursuant to subsections (b) through (c) of this Section 2.5 is greater than the Estimated Closing Payment, Buyer shall pay Seller an amount in cash equal to the difference between the Final Closing Payment and the Estimated Closing Payment within five (5) Business Days after the final determination thereof. In the event that the Final Closing Payment as finally determined pursuant to subsections (b) through (d) of this Section 2.5 is less than the Estimated Closing Payment, Seller shall pay Buyer an amount in cash equal to the difference equal to the difference between the Final Closing Payment and the Estimated Closing Payment within five (5) Business Days after the final determination thereof. Any payments required to be made by either party pursuant to this Section 2.5(a) shall be made by wire transfer of immediately available funds in accordance with the written instructions to be provided by the applicable recipient. (b) No later than ninety (90) days after the Closing Date, Buyer shall deliver to the Seller a consolidated balance sheet and statement (the “Closing Statement”) consisting of (i) a consolidated balance sheet of the Acquired Companies as of the Effective Time, prepared in accordance with the Specified Accounting Principles, and without taking into account the transactions contemplated by this Agreement, (ii) a calculation (in reasonable detail) of the amount of the Net Working Capital as of the Effective Time, Cash as of the Effective Time, Closing Indebtedness as of the Closing Date and Transaction Expenses as of the Closing Date, and (iii) the items of adjustment to the Base Price to arrive at the Final Closing Payment based on the Closing Statement. The Closing Statement shall be (1) prepared in the same format as and consistent with the Specified Accounting Principles and the same calculation attached thereto for illustrative purposes only, (2) with respect to the consolidated balance sheet, prepared in accordance with the

- 18 - methodologies used in preparing, and in the same format as, and consistent with the methodologies used in the preparation of the Reference Statement, (3) accompanied by reasonable supporting detail of the amounts and calculations set forth therein, and (4) accompanied by a written certificate of an authorized officer of Buyer certifying that the Closing Statement (x) was prepared in good faith, and (y) is derived from the Books and Records. (c) In furtherance of such preparation of the Closing Statement, the Seller (i) will make reasonably available the employees of Seller and its Affiliates to Buyer and Buyer’s Representatives to the extent reasonably necessary for Buyer’s preparation of the Closing Statement, and (ii) shall provide access to all documentation, records and other information of Seller and its Affiliates as Buyer or any of its Representatives may reasonably request to the extent reasonably necessary for Buyer’s preparation of the Closing Statement; provided, that such access does not unreasonably interfere with the conduct of the business of Seller and its Affiliates. (d) (i) Seller shall have forty-five (45) days from the date on which the applicable Closing Statement is delivered to it to review the calculations set forth therein (the “Review Period”). In furtherance of such review, Buyer shall (A) make reasonably available the employees of Buyer and its Affiliates to Seller and Seller’s Representatives to the extent necessary for Seller’s review of the Closing Statement, and (B) shall provide access to all documentation, records and other information of the Buyer and its Affiliates as Seller or any of its Representatives may reasonably request to the extent reasonably necessary for Seller’s review of the Closing Statement; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer or its Affiliates. (ii) If Seller believes that the Closing Statement (including any amount or computation set forth therein) contains errors, deviates from the Reference Statement or was not prepared in accordance with the applicable Specified Accounting Principles, Seller may, on or prior to the last day of the Review Period, deliver a notice to Buyer setting forth, in reasonable detail, each such disputed item or amount and the basis for Seller’s disagreement therewith (the “Dispute Notice”). The Dispute Notice shall set forth, with respect to each disputed item, Seller’s position as to the correct amount or computation that should have been included in the Closing Statement and as to Final Closing Payment. (iii) If Seller does not deliver a Dispute Notice to Buyer with respect to the Closing Statement prior to the expiration of the Review Period, the amount or computation set forth in the Closing Statement shall be deemed accepted by Seller. (iv) For a period of twenty (20) Business Days beginning on the date that Buyer receives a Dispute Notice, if any, Buyer and Seller shall endeavor in good faith to resolve by mutual agreement all matters identified in the Dispute Notice. In the event that the parties are unable to resolve by mutual agreement any matter in the Dispute Notice within such twenty (20) Business Day period, Buyer or Seller may engage Ernst & Young LLP, or if Ernst & Young LLP is unwilling or unable to serve, another independent accounting firm of national reputation, as mutually agreed by the parties hereto (the “Independent Accounting Firm”), to make a determination with respect to the matters identified in the Dispute Notice that are still in dispute.

- 19 - (v) Buyer and Seller will direct the Independent Accounting Firm to render a determination within sixty (60) days after its retention, and Buyer, Seller and their respective employees and agents will cooperate with the Independent Accounting Firm during its engagement. Buyer, on the one hand, and Seller, on the other hand, shall promptly (and in any event within ten (10) Business Days) after the Independent Accounting Firm’s engagement, each submit to the Independent Accounting Firm their respective computations of the disputed items identified in the Dispute Notice and information, arguments and support for their respective positions, and shall concurrently deliver a copy of such materials to the other party. Each party shall then be given an opportunity to supplement the information, arguments and support included in its initial submission with one additional submission, delivered concurrently to the Independent Accounting Firm and the other party, to respond to any arguments or positions taken by the other party in such other party’s initial submission, which supplemental information shall be submitted to the Independent Accounting Firm (with a copy thereof to the other party) within five (5) Business Days after the first date on which both parties have submitted their respective initial submissions to the Independent Accounting Firm. The Independent Accounting Firm shall thereafter be permitted to request additional or clarifying information from the parties, and each of the parties shall cooperate and shall cause their Representatives to cooperate with such requests of the Independent Accounting Firm, provided that both parties are copied on all written communications and allowed to participate in all discussion with the Independent Accounting Firm. The Independent Accounting Firm shall determine, based solely on the materials so presented by the parties and upon information received in response to such requests for additional or clarifying information and not by independent review, only those issues in dispute specifically set forth in the Dispute Notice and shall render a written report to Buyer and Seller (the “Adjustment Report”) in which the Independent Accounting Firm shall, after considering all matters set forth in the Dispute Notice, determine what adjustments, if any, should be made to the amounts and computations set forth in the Closing Statement solely as to the disputed items and shall determine the appropriate Final Closing Payment on that basis. (vi) The Adjustment Report shall set forth, in reasonable detail, the Independent Accounting Firm’s determination with respect to each of the disputed items or amounts specified in the Dispute Notice, and the revisions, if any, to be made to the applicable Closing Statement, together with supporting calculations. In resolving any disputed item, the Independent Accounting Firm (A) shall be bound to the principles of this Section 2.5 and the terms of this Agreement, (B) shall limit its review to matters specifically set forth in the Dispute Notice, (C) shall not assign a value to any item higher than the highest value for such item claimed by either party or less than the lowest value for such item claimed by either party, and (D) shall act as experts and not arbitrators. (vii) All fees and expenses relating to the work of the Independent Accounting Firm shall be shared equally by Buyer, on the one hand, and Seller, on the other hand. Buyer and Seller shall each be responsible for paying the fees and expenses of their own respective attorneys, accountants and other representatives in connection with any dispute. The resolution of the disputes by the Independent Accounting Firm and the Adjustment Report, or any written agreement of Buyer and Seller as to the resolution of the disputes, will be final, conclusive, and binding on the parties hereto.

- 20 - (viii) Any adjustments pursuant to this Section 2.5 shall be reflected in the Purchase Price for all Tax purposes. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Seller Disclosure Schedule, Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows: 3.1 Organization and Qualification. (a) Seller is a not-for-profit corporation duly organized or incorporated, validly existing and in good standing under the Laws of the State of Ohio. ESI is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of New York. EAP is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Connecticut. Seller and each of the Acquired Companies (i) has all the requisite corporate or limited liability company power and authority to own, lease and operate its respective properties and to carry on its respective business as it is now being conducted, except where any failure to have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Seller Material Adverse Effect, and (ii) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its respective properties and assets and the conduct of its respective business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Seller Material Adverse Effect. 3.2 Organizational Documents. Seller has made available to Buyer true, complete and correct copies of the Organizational Documents of each Acquired Company, each as amended through the date hereof. No Acquired Company is in violation of its Organizational Documents. The Organizational Documents of the Acquired Companies that have been so delivered are in full force and effect. 3.3 Capitalization. (a) Seller owns beneficially and of record, and has good and valid title to, one hundred percent (100%) of the issued and outstanding membership interests of ESI, which constitute all of the ESI Membership Interest. The ESI Membership Interests are owned by Seller free and clear of all Liens (other than restrictions on transfer under applicable securities Laws). ESI owns beneficially and of record, and has good and valid title to, one hundred percent (100%) of the issued and outstanding membership interests of EAP, which constitute all of the EAP Membership Interest. The EAP Membership Interests are owned by ESI free and clear of all Liens (other than restrictions on transfer under applicable securities Laws). No other equity interests or other voting securities of an Acquired Company are issued, reserved for issuance or outstanding. The ESI Membership Interests and the EAP Membership Interests have been duly authorized and validly issued and are fully paid and non-assessable. Upon consummation of the transactions contemplated hereby, at the Closing Seller will convey to Buyer all of the ESI Membership Interests free and clear of all Liens (other than restrictions on transfer under applicable securities Laws). Except for

- 21 - EAP, ESI does not own, and since January 1, 2023, has not owned, any equity securities in any Person. (b) The ESI Membership Interests and the EAP Membership Interests were issued in compliance with applicable Law. The ESI Membership Interests and the EAP Membership Interests were not issued in violation of the Organizational Documents of ESI or EAP, as applicable, or any other agreement, arrangement or commitment to which Seller, ESI, or EAP is a party and are not subject to or in violation of any purchase option, call option, right of first refusal, first offer, co-sale or participation, preemptive right, subscription right or any similar right of any person. (c) There are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities or contracts or obligations of any kind (contingent or otherwise) to which an Acquired Company is a party or by which it is bound obligating it to issue, deliver or sell additional shares of equity interests or other voting securities or obligating it to issue, grant, extend or enter into any such security, option, warrant, call, right, contract or obligation. Except as set forth in the Organizational Documents for an Acquired Company, as applicable, there are no (i) outstanding obligations of such Acquired Company to repurchase, redeem or otherwise acquire, directly or indirectly, its equity interests (or options or warrants to acquire any such equity interests), or (ii) outstanding or authorized securities, options, warrants, call rights or other similar rights obligating such Acquired Company to issue, transfer or sell or cause to be issued, transferred or sold any of its equity interests. There are no contracts or other agreements to which an Acquired Company or any of its Affiliates is a party relating to the voting, issuance, purchase, redemption, registration, repurchase, sale or transfer of any equity interests in the Acquired Company. There are no preemptive rights, rights of first refusal (other than as set forth in the Organizational Documents of the applicable Acquired Company) or other similar rights with respect to the ESI Membership Interests or the EAP Membership Interests or other interests in the Acquired Companies. Except for the EAP Membership Interests, no Acquired Company owns any shares of capital stock of or other voting or equity interests (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) in any other Person. 3.4 Authority; Enforceability. Seller and the Acquired Companies have the requisite power and authority to (i) with respect to Seller, execute and deliver this Agreement, and with respect to Seller and the Acquired Companies, each other Transaction Document to which it is a party and each instrument required to be executed and delivered by it prior to or at the Closing, and (ii) perform its respective obligations hereunder and thereunder, as applicable, and (iii) consummate the transactions contemplated hereby and thereby, as applicable. The execution and delivery by Seller of this Agreement, and the execution and delivery by Seller and the Acquired Companies, as applicable, of each other Transaction Document to which it is a party and each instrument required to be executed and delivered by it prior to or at the Closing, the performance of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been, or (with respect to Transaction Documents and instruments that will be executed and delivered after the date of this Agreement) will be, duly and validly authorized by all necessary action on the part of Seller or an Acquired Company, as applicable, no later than the Closing Date, and no other action on the part of Seller or an Acquired Company is necessary to authorize this Agreement, any Transaction Document to which it is a

- 22 - party, any instrument required to be executed and delivered by it prior to or at the Closing or the consummation of transactions contemplated hereby or thereby. Each of the Transaction Documents to which Seller or an Acquired Company is or will be a party have been or, with respect to the Transaction Documents to be executed and delivered at Closing, will be, duly and validly executed and delivered by Seller or such Acquired Company, as applicable, and, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, constitute legal, valid and binding obligations of Seller or an Acquired Company, as applicable, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Law relating to or affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the Court before which any Proceeding therefor may be brought (the “Enforceability Exceptions”). 3.5 No Conflict; Required Filings and Consents. (a) Except as set forth on Section 3.5(a) of the Seller Disclosure Schedules, the execution and delivery by Seller of this Agreement, and by Seller and each Acquired Company, as applicable, of the other Transaction Documents to which such Person is or will be a party or any instrument required by this Agreement to be executed and delivered by it on or prior to the Closing Date do not, and the performance of this Agreement, the other Transaction Documents to which such Person is or will be a party and any instrument required by this Agreement or thereunder to be executed and delivered by it on or prior to the Closing Date do not and will not, (i) conflict with, require a vote, consent or notice under or violate the Organizational Documents of Seller or the Acquired Companies, (ii) with or without notice or the passage of time or both, conflict with, require a consent or notice under or violate in any material respect any Law, material Permit or Order applicable to Seller or an Acquired Company, or by which any of their properties, rights or assets are bound or affected, or (iii) with or without notice or the passage of time or both, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise would constitute a default) under or entitle any Person thereunder to terminate, accelerate or cause a breach or material default of, or result in the creation of any Lien upon any of the properties or assets of an Acquired Company under, or create any right of acceleration, termination, vesting, payment, exercise, suspension, revocation or cancellation of the loss of any right or benefit under any Contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which an Acquired Company is a party or which is binding upon an Acquired Company or upon any of the assets of an Acquired Company, except, in the case of clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect or otherwise be or reasonably be expected to be material to the Business taken as a whole. (b) No Governmental Approval or Filing with any Governmental Authority is required to be obtained or made by Seller or any Acquired Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the Filings and Governmental Approvals that are listed on Section 3.5(b) of the Seller Disclosure Schedule, and (ii) any other Governmental Approval or Filing (A) required solely by reason of the participation of Buyer (as opposed to any third party) in the transactions contemplated hereby, or (B) where the failure to obtain or make such Governmental Approval or make such Filing would not, individually or in the

- 23 - aggregate, be material to the Business or materially impair the ability of Seller or any Acquired Company, as the case may be, to execute or perform its obligations under this Agreement or the other Transaction Documents or to timely consummate the transactions contemplated hereby or thereby. 3.6 Material Contracts. (a) Section 3.6(a) of the Seller Disclosure Schedule sets forth a true and complete list of each Contract in force as of the date hereof (1) to which an Acquired Company is a party, (2) to which Seller or any of its Affiliates (other than an Acquired Company) is a party and to the extent primarily relating to the Business, or (3) by which any of the assets, properties or rights of the Business are bound (and any amendments, supplements and modifications thereto), in each case, that: (i) is for the employment of, or any offer of employment to, any Employee, which provides for annual payments (excluding any incentive payments or commissions) in excess of $100,000, excluding offer letters entered into in the ordinary course of business by Employees that are terminable at will; (ii) provides for the provision of goods and services to an Acquired Company involving expenditures or payables by an Acquired Company, or to Seller and its Affiliates involving expenditures or payables in respect of the Business, in each case in excess of $150,000 in the aggregate during the last twelve (12) months ended December 31, 2025; (iii) is with any Material Broker; (iv) is a customer account agreement under which an Acquired Company had revenues in excess of $150,000 in the aggregate during the last twelve (12) months ended December 31, 2025; (v) is a credit agreement, mortgage, loan agreement, indenture, letter of credit, swap agreement or any other agreement, in each case relating to Indebtedness or other borrowing of money or extension of credit to an Acquired Company and each agreement pursuant to which the Acquired Companies are guaranteeing, or providing security for, Indebtedness or mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on the assets of the Acquired Companies; (vi) contains (A) a restriction on the solicitation by an Acquired Company of customers of the Business, (B) a restriction on the payment of dividends by an Acquired Company in respect of the equity interests of an Acquired Company (other than those imposed by applicable Laws), or (C) covenants limiting in any way the freedom of the Acquired Companies to compete in any line of business or in the marketing or selling of any products or services (other than those imposed by applicable Laws), which is not terminable on ninety (90) days’ notice or less without restriction, liability or penalty; (vii) (A) requires payments to or from an Acquired Company or the Seller or its Affiliates (other than any Acquired Company) to the extent relating to the Business in excess of $100,000 per annum representing an interest in or in respect of any material

- 24 - rights, assets or property, but excluding Contracts for commercial generally available Software for an annual fee of less than $100,000, or (B) relates to any Leased Real Property; (viii) restricts or grants rights to use Intellectual Property owned by third parties that is material to the Business, but in each case excluding (A) Contracts for commercial generally available Software for an annual fee of less than $100,000, or for cybersecurity or information technology security services, and (B) Contracts containing confidentiality provisions that would not otherwise by required to set forth pursuant to this Section 3.6(a)(viii) but for an express or implied right therein to use confidential or proprietary information; (ix) is a contract which provides for annual payments in excess of $100,000 pursuant to which any material function of the Business is outsourced or otherwise performed by an unaffiliated Person; (x) relates to the allocation or sharing of Taxes, costs or expenses other than any tax sharing agreements between an Acquired Company and the Seller or its Affiliates that will be terminated prior to the Closing; (xi) is a joint venture, investment, partnership, stockholder, limited liability or other similar Contract; (xii) (A) is with a Governmental Authority that is binding on an Acquired Company or (B) relates to any settlement during the last three (3) years of any Proceeding in excess of $300,000; (xiii) except for Contracts that are terminable within ninety (90) days or less, Contracts that require the consent of, or grant a termination right to, any party thereto in connection with the consummation of the transactions contemplated hereby; (xiv) relates to the acquisition or disposition of any material business of the Acquired Companies during the last three (3) years, or any other similar Contract that includes an ongoing material indemnification obligation or guarantee of the Acquired Companies (all such instruments described in this Section 3.6(a), collectively, the “Material Contracts”). (b) True and complete copies of all Material Contracts, including all amendments thereto, have been made available to Buyer. Each Material Contract is in full force and effect, is a valid and binding obligation of the Acquired Companies or the Seller or its Affiliates to the extent such Persons are parties thereto, as applicable, and to the Knowledge of Seller, of each other party thereto and is enforceable in accordance with its terms against the Acquired Companies or the Seller or its Affiliates to the extent such Persons are parties thereto, as applicable, and, to the Knowledge of Seller, against each other party to such Material Contract, subject in each case to the Enforceability Exceptions. None of the Acquired Companies or Seller or its Affiliates to the extent such Persons are parties thereto, as applicable, nor, to the Knowledge of Seller, any other party to any Material Contract, is in material default, breach or violation of any such Material Contract and no party has given written notice to an Acquired Company of any material default,

- 25 - breach or violation of such Material Contract. The Material Contracts do not contain any provision that would allow any party to a Material Contract to increase any amount payable thereunder as a result of the consummation of the transactions contemplated by this Agreement. No Acquired Company has received written or, to the Knowledge of Seller, oral notice, of cancellation of any Material Contract. 3.7 Compliance with Law; Permits. (a) Since January 1, 2023, each Acquired Company has conducted the Business in compliance in all material respects with applicable Law (including for the avoidance of doubt HIPAA) of any Governmental Authority applicable to the Business. Since January 1, 2023, no Acquired Company (i) has committed any breach or violation of applicable Law that has resulted in any material penalty, fine, assessment, damages, suspension or loss of any material Permit, or any other material adverse remedial action, (ii) has received written notice from any Governmental Authority or paid or incurred any penalty or fine imposed by a Governmental Authority, in each case, regarding any actual or alleged material violation of, or failure to materially comply with, any applicable Law, or (iii) has received written notice that it is under investigation, examination or audit by any Governmental Authority with respect to any violation or alleged or potential violation of any applicable Law. (b) Since January 1, 2023, the Acquired Companies have each filed all material reports, statements, documents, registrations, filings or submissions required to be filed by each Acquired Company, as applicable, with any Governmental Authority. All such registrations, filings and submissions were in compliance in all material respects with applicable Law when filed or as amended or supplemented, and no material deficiencies have been asserted by any Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied. Seller has made available to Buyer true and complete copies of all such reports, statements, documents, registrations, filings or submissions filed with any Governmental Authority since January 1, 2023 with respect to the Acquired Companies, other than renewals of Permits and other registrations, filings and submissions made in the ordinary course of business. (c) The Acquired Companies hold all material Permits required under applicable Law necessary in connection with the conduct of the Business as currently conducted. All such Permits are valid and in full force and effect in accordance with their terms, and, since January 1, 2023, the Acquired Companies, as applicable, have been in compliance in all material respects with the terms and requirements of each such Permit. Since January 1, 2023, no Acquired Company has received any written or, to the Knowledge of Seller, oral notice from any Governmental Authority regarding any (i) actual, alleged, or potential material violation of, or material failure to comply with, the terms or requirements of any such Permit applicable to such Person, or (ii) actual or proposed revocation, suspension or termination of, or material modification to, any such Permit applicable to such Person. No Acquired Company is in material default under, and to the Knowledge of Seller, no condition exists that with notice or lapse of time or both would constitute material default under, any such Permit applicable to such Person, and assuming the Governmental Approvals set forth in Section 3.5(b) of the Sellers Disclosure Schedule and those approvals and Filings set forth in Section 4.3 of the Buyer Disclosure Schedule have been obtained or made (and any applicable waiting period has expired or been terminated),no such Permit will be terminated

- 26 - or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. (d) In the last three (3) years, (i) to the Knowledge of Seller, no allegations of harassment or other misconduct have been made against any Employee or former Employee in connection with such individual’s provision of services to any Acquired Company, and (ii) none of the Seller or its Affiliates (including the Acquired Companies) has entered into any settlement agreements related to allegations of harassment or other misconduct by any Employee or former Employee in connection with such individual’s provision of services to any Acquired Company. 3.8 Financial Statements. (a) Seller has made available to Buyer true, correct and complete copies of (i) the unaudited annual financial statements of the Acquired Companies as of and for the years ended December 31, 2024 and 2025, (ii) the unaudited financial statements of the Acquired Companies as of and for the three (3) month period ended March 31, 2026 (the financial statements as of and for the period ending on March 31, 2026, the “Most Recent Financial Statements” and, collectively with the statements set forth in clause (i), the “Financial Statements”). The Financial Statements were, and the financial statements to be delivered by the Seller pursuant to Section 5.6, when so delivered, will be, prepared in accordance with GAAP, consistently applied throughout all such periods and fairly present in all material respects the financial position of the Acquired Companies at the respective dates. (b) Section 3.8(a) of the Seller Disclosure Schedule sets forth a true and complete list of all outstanding Indebtedness. None of the Acquired Companies is in default, nor is any waiver of default presently in effect, in the payment of any principal or interest of any such Indebtedness. (c) The Books and Records (i) are true, complete and correct in all material respects, (ii) have been maintained in all material respects in accordance with industry customary business practices and applicable Law, (iii) accurately present and reflect in all material respects the Business and the transactions and actions related thereto, and (iv) have been prepared using processes and procedures for which there are no material weaknesses or significant deficiencies in internal controls that adversely affect the ability of the Acquired Companies and, with respect to the Business, the Seller or its Affiliates (other than the Acquired Companies), to accurately present and reflect in all material respects the Business. (d) The Acquired Companies and, solely with respect to the Business, each of the Seller and its Affiliates (other than the Acquired Companies), maintain systems of internal accounting controls that are sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting of the Acquired Companies and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorization, (iii) that transactions are recorded as necessary to permit preparation of its financial statements in conformity in all material respects with GAAP and to maintain accountability for its assets, (iv) that access to its assets is permitted only in accordance with management’s general or specific authorization and (v) that recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Knowledge of Seller, there are

- 27 - no material weaknesses in the internal control of the Acquired Companies, and, solely with respect to the Business, Seller or its Affiliates (other than the Acquired Companies). (e) Annex C sets forth a pro forma consolidated balance sheet for the Acquired Companies as of March 31, 2026 (the “Reference Statement”) which (i) was derived from, prepared using and in all material respects consistent with, the Books and Records, (ii) takes into account certain adjustments in accordance with the Specified Accounting Principles, and (iii) was prepared in accordance with GAAP, applied on a consistent basis with the periods presented in the Financial Statements (except to the extent of any adjustments to GAAP expressly embedded in the Specified Accounting Principles), and, subject to such adjustments, fairly presents, in all material respects, the financial position of the Acquired Companies as of March 31, 2026. 3.9 Material Brokers. (a) Section 3.9(a) of the Seller Disclosure Schedule sets forth a true and correct list of each Material Broker and total dollar revenue generated from products and services placed by such Material Broker for and on behalf of the Acquired Companies for the twelve (12) months ended December 31, 2025. No Material Broker has notified the Acquired Companies or Seller in writing or, to the Knowledge of Seller, orally, that it intends to stop, or materially decrease the rate of, marketing products or services on behalf of the Acquired Companies. There is no dispute concerning material amounts of unpaid commission or compensation or other material dispute between any Acquired Company, on one hand, and any Material Broker, on the other hand, pending or, to the Knowledge of Seller, threatened, against any Acquired Company by such Material Broker. (b) To the extent required by applicable Law, since June 1, 2023, each Material Broker was duly appointed by the applicable Acquired Company to act on behalf of such Acquired Company at the time and in the particular jurisdiction in which such Material Broker placed, marketed, sold, or solicited any products or services on its behalf. (c) Except as set forth in Section 3.9(c) of the Seller Disclosure Schedule, Seller has made available to Buyer (i) the standard form of agreements used in connection with the Business for Brokers since June 1, 2023, and (ii) true, accurate and complete copies of any agreements in force on the date hereof between an Acquired Company and any Broker that is substantially different from such standard form of agreements. Since January 1, 2023, no Broker has materially breached the terms of any agreement with or for the benefit of any Acquired Company. 3.10 No Undisclosed Liabilities. Except for the liabilities: (i) set forth on, reflected in or reserved against on the Most Recent Financial Statements or disclosed in the notes thereto, (ii) set forth in Section 3.10 of the Seller Disclosure Schedule, (iii) incurred in the ordinary course of business consistent with past practice since January 1, 2026 and which does not exceed $50,000, or (iv) incurred in connection with the transactions contemplated by the Transaction Documents (including the Pre-Closing Transactions), no Acquired Company is subject to any liability, whether absolute, accrued, contingent or otherwise and whether due or to become due. 3.11 Absence of Certain Changes or Events. Except (i) as set forth in Section 3.11 of the Seller Disclosure Schedule, and (ii) for the execution and performance of this Agreement or

- 28 - the other Transaction Documents and the discussions, negotiations and transactions related thereto, since the Most Recent Financial Statements: (a) the Acquired Companies have conducted their respective businesses and, solely with respect to the Business, Seller has conducted the Business, in each case, in the ordinary course of business consistent with past practice; and (b) there has not been any fact, circumstance, condition, event, or change that constitutes, or would reasonably be expected to constitute, individually or in the aggregate, a Seller Material Adverse Effect. Since the date of the Most Recent Financial Statements, neither the Acquired Companies nor Seller (solely with respect to the Business) has, except as set forth in Section 3.11 of the Seller Disclosure Schedule, taken any action or failed to take any action, which if taken or not taken after the date hereof and prior to the Closing would have resulted in a breach of Section 5.1 had such section been in effect on the date hereof. 3.12 Absence of Litigation, Claims and Orders. Except as set forth in Section 3.12 of the Seller Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of Seller, threatened in writing against the Acquired Companies or, solely with respect to the Business, the Seller or its Affiliates (other than the Acquired Companies), in each case except as would not reasonably be expected to result in losses in excess of $500,000 or as would not otherwise reasonably be expected to be, individually or in the aggregate, material to the businesses of the Acquired Companies or the Business or to materially impair the ability of Seller to execute or perform its material obligations under this Agreement or any other Transaction Documents. Except as set forth in Section 3.12 of the Seller Disclosure Schedule, (a) there are no Orders outstanding to which the Acquired Companies or, solely with respect to the Business, the Seller or its Affiliates (other than the Acquired Companies) or any of their respective properties, rights or assets is subject, and (b) no Order binding on the Seller or any of its Affiliates is in effect that prevents or enjoins the transactions contemplated by this Agreement or any other Transaction Documents or that could adversely affect Seller’s ability to consummate the transactions contemplated hereunder or thereunder. 3.13 Employee Benefit Plans. (a) Section 3.13(a) of the Seller Disclosure Schedule sets forth (i) a complete list of each Employee Plan, in each case, as of the date hereof, to the extent for the benefit of an Employee (or his or her dependents and beneficiaries), and (ii) identifies the sponsor of each such Employee Plan. Since January 1, 2023, no Acquired Company has sponsored or maintained any Employee Plan. (b) Each Employee Plan has been established, operated and administered in material compliance with its terms, ERISA, the Code and other applicable Law, and the Seller and its ERISA Affiliates, solely with respect to the Business, have satisfied in all material respects all of their obligations for Employees and their dependents and beneficiaries with respect to each Employee Plan in accordance with its terms, ERISA, the Code and other applicable Law. With respect to covered Employees, prior to the Closing Date, the Seller or its Affiliates shall have made all contributions required to be made to or with respect to Employee Plan as of the Closing Date and paid or accrued all liabilities on account of any Employee Plan in existence on or before the Closing Date. With respect to covered Employees, all contributions that are due have been made within the time periods, if any, prescribed by ERISA and the Code, and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such plan

- 29 - or accrued in accordance with past custom and practice of the Seller or its Affiliates and any applicable accounting requirements. Each Employee Plan that is intended to be Tax-qualified under Section 401(a) of the Code has received a favorable opinion letter from the IRS or is entitled to rely on a favorable determination letter from the IRS, or has filed a timely application therefor and, to the Knowledge of the Seller, no event has occurred since the date of the most recent determination letter that would reasonably be likely adversely effect the qualification status of such Employee Plan. With respect to covered Employees, each Employee Plan that is a: (i) “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) has been maintained and operated in compliance in all material respects with Section 409A of the Code, and (ii) group health plan has been amended and administered in accordance in all material respects with the requirements of the Patient Protection and Affordable Care Act of 2010 and the Healthcare Insurance Portability and Accountability Act and the regulations (including the proposed regulations) thereunder. (c) The Acquired Companies, and, solely with respect to the Employees, Seller and its ERISA Affiliates, have complied in all material respects with all applicable disclosure, reporting and other requirements under applicable Law applicable to any Employee Plan. None of the Seller or its Affiliates nor, to the Knowledge of Seller, any other “disqualified person” or “party in interest” (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has engaged in a prohibited transaction that would subject Seller or its ERISA Affiliates (including the Acquired Companies) to a Tax or penalty imposed under Section 4975 of the Code or Sections 409, 502(i), (j) or (l) of ERISA. None of Seller or its ERISA Affiliates (including the Acquired Companies), has maintained, contributed to (or been required to contribute to) or otherwise incurred any liability with respect to any Employee Plan under (i) Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” (within the meaning of Section 413 of the Code), (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (v) a “voluntary employee beneficiary association” within the meaning of Section 501(c)(9) of the Code, (vi) a “welfare benefit fund” within the meaning of Section 419 of the Code, or (vii) a “qualified asset account” within the meaning of Section 419A of the Code. None of the Seller or its ERISA Affiliates (including the Acquired Companies) has or will, as a result of the execution of this Agreement or the consummation of the transactions contemplated under this Agreement or the other Transaction Documents, have any liability with respect to any Employee Plan. None of Seller or its ERISA Affiliates (including the Acquired Companies) has made or committed to make any material increase in contributions or benefits under any Employee Plan that would become effective either on or after the date of this Agreement. Seller or its ERISA Affiliates (including the Acquired Companies) may terminate or amend any Employee Plan, at any time in their sole discretion, without incurring any liability other than with respect to benefits that have already accrued under a retirement plan. (d) Except as set forth in Section 3.13(d) of the Seller Disclosure Schedule, none of Seller or its ERISA Affiliates (including the Acquired Companies) has any obligation to provide health benefits to any Employee following termination of employment, except continuation coverage to the extent required under Section 4980B of the Code (or equivalent state Law). (e) Seller has made available to Buyer true and complete copies of the following documents relating to such Employee Plans that cover the Employees: (i) the two (2) most recently

- 30 - filed Forms 5500 (with attachments) for each such Employee Plan for which a Form 5500 is required to be filed, (ii) for each such Employee Plan intended to be Tax-qualified, the most recent IRS determination, advisory or opinion letter with respect to such Employee Plan under Section 401(a) of the Code, and (iii) the current summary plan description and all summaries of material modifications thereto for each such Employee Plan for which a summary plan description or summary of material modifications is required (or other benefits summary, to the extent a summary plan description is not required). (f) The Acquired Companies are not required to make any contributions to an Employee Plan. (g) Other than routine claims for benefits in the ordinary course of business, no material Proceeding is pending or, to the Knowledge of Seller, threatened with respect to any such Employee Plan by any Employee. No Employee Plan is the subject of a voluntary correction, amnesty, or compliance filing with a Governmental Authority which relates to any Employee or could subject the Acquired Companies to any obligation or liability. (h) Except as set forth on Section 3.13(h) of the Seller Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (individually or together with the occurrence of any other event): (w) entitle any current or former Employee, officer, director, leased employee or Contractor of the Acquired Companies to severance, change-in-control or retention pay or any other payment, (x) accelerate the time of payment, vesting or funding, or increase the amount or value of any compensation due to such person, (y) materially increase the amount payable under or result in any other material obligation pursuant to any Employee Plan with respect to any such individual, or (z) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby could result in the payment of any amount that could, individually or in the combination with any other such payment, constitute an “excess parachute payment” within the meaning of Section 280G(b) of the Code. 3.14 Labor Matters. (a) Section 3.14(a) of the Seller Disclosure Schedule contains a true, complete and correct list of each Employee as of the date hereof, and including each such Employee’s employer, name, hire date and job title, location, current annual salary or hourly rate of pay (whichever is applicable), along with such Employee’s 2025 bonus, target bonus for 2026, total commissions in 2025), eligibility to receive severance benefits, part-time, full-time or temporary status, accrued unused vacation benefits, leave of absence status (including FMLA and disability), exempt or non- exempt status under the Fair Labor Standards Act, immigration status, and service credited for purposes of vesting and eligibility to participate under the Employee Plans (the “Employee Census”). The Employee Census, as updated pursuant to Section 5.13(a), will be true, complete and correct as of the Closing Date. Each Employee is (i) a United States citizen or lawful permanent resident of the United States, or (ii) an alien authorized to work in the United States either specifically for Seller or its Affiliates or for any United States employer. The Seller has completed a Form I-9 (Employment Eligibility Verification) for each Employee in a timely manner and each such Form I-9 has since been updated as required by applicable Law and is correct and

- 31 - complete in all material respects. Section 3.14(a) of the Seller Disclosure Schedule identifies each Employee authorized to work under a visa or other temporary work authorization, the nature of the visa or work authorization, and the expiration date of any such visa or work authorization. No Employee has a principal place of employment outside the United States or is subject to the labor and employment laws of any country other than the United States. No Employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non- competition agreement, that in any way adversely affects or restricts the performance of such Employee’s duties. To the Knowledge of Seller, and except as set forth on Section 3.14(a) of the Seller Disclosure Schedule, no Employee intends to terminate his or her employment with the Seller as result of the Closing and, to the Knowledge of Seller, no Employee identified on Annex A intends to terminate his or her employment with the Seller. (b) Section 3.14(b) of the Seller Disclosure Schedule contains a true, complete and correct list as of the date hereof of the name (if an entity, including the name of the individuals employed by or providing service on behalf of such entity) and contact information of each independent contractor, consultant, freelancer or other service provider who devoted a majority of their working time to, or provided a key function for, the Business (collectively, “Contractors”) during (i) the three (3) month period ended March 30, 2026, and (ii) the twelve (12) months ended December 31, 2025. Such list sets forth for each Contractor the following: (i) general description of the type of services provided, (ii) start date and duration of engagement, (iii) contract rate or fee, and (iv) if applicable, the name of the staffing agency such Contractor is sourced through. All fees due and payable to a Contractor with respect to services provided to the Acquired Companies or, solely with respect to the Business, Seller prior to the date hereof have been paid in full. A copy of each written Contract in effect and relating to the services a Contractor provides to the Acquired Companies or, solely with respect to the Business, Sellers has been made available to Buyer prior to the date hereof. The Acquired Companies have withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Contractor. Except as would not reasonably be expected to be material, individually or in the aggregate to either Business, taken as a whole, Seller and the Acquired Companies, as applicable, have properly classified, pursuant to the Code and any other applicable Law, all Contractors used by the Acquired Companies since June 1, 2023. The Acquired Companies have no “leased employees” within the meaning of Section 414(n) of the Code. (c) None of the Acquired Companies or, solely with respect to the Employees, Seller, is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. None of the Acquired Companies or, solely with respect to the Employees, Seller, is or has been since June 1, 2023 subject to a strike, work stoppage or material labor dispute nor, to the Knowledge of Seller, has a strike, work stoppage or material labor dispute been threatened. No labor organization or group of Employees has made a pending demand for recognition or certification. To the Knowledge of Seller, no organizational efforts with respect to the formation of a collective bargaining unit are being or have been made or threatened involving Employees. (d) The Acquired Companies and, solely with respect to the Employees, Seller, are in material compliance with all applicable Law pertaining to employment, employment practices, and withholding of taxes, including those relating to labor relations, in each case to the extent related to the employment of the Employees. Solely with respect to the Acquired Companies and

- 32 - the Business, there are currently no pending or, to the Knowledge of Seller, threatened charges or complaints against the Seller or the Acquired Companies before any Governmental Authority regarding employment discrimination, safety, wage and hour claims, unemployment compensation claims, workers’ compensation claims or any other claims arising from or relating to the employment of any of the Employees or relationship of the Seller and the Acquired Companies with any Contractor providing services with respect to the Business. Except as otherwise provided in this Agreement, the Seller has, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, wages, severance and accrued vacation pay of the Employees due to be paid through the Closing Date. (e) The Acquired Companies and, solely with respect to the Employees, Seller, are in compliance in all material respects with their respective obligations under to the Worker Adjustment Retraining and Notification Act, 29 U.S.C. § 2101 et seq. (as amended from time to time, “WARN” and, collectively with any similar state or local law, the “WARN Acts”) in each case to the extent affecting the Employees. Since January 1, 2023, none of the Acquired Companies or, solely with respect to the Employees, Seller, has engaged in any transaction or engaged in layoffs, terminations or relocations sufficient in number to trigger any WARN Act obligation. No Employee or former Employee has suffered an “employment loss” (as defined in WARN) in the ninety (90) days prior to the date hereof with respect to the Seller. 3.15 Real Property. (a) Section 3.15(a) of the Seller Disclosure Schedule sets forth (i) a list of all real property leases to which any Acquired Company is a party (whether as a (sub)lessor, (sub)lessee, guarantor or otherwise) (the “Company Real Property Leases”; with all real property in which an Acquired Company holds a leasehold interest, whether as lessee or sublessee, being the “Leased Real Property”), and (ii) the street address with respect to each of the Company Real Property Leases. None of the Acquired Companies owns any interest (fee, leasehold or otherwise) in any real property. Except as set forth in Section 3.15(a) of the Seller Disclosure Schedule, each Acquired Company has a valid leasehold interest in the Leased Real Property, as applicable, free and clear of any Liens other than Permitted Liens, and enjoys peaceful and undisturbed possession of such Leased Real Property. (b) Each Company Real Property Lease is in full force and effect and enforceable by the Acquired Company party thereto in accordance with its terms, subject to the Enforceability Exceptions. Since January 1, 2023, no Acquired Company has received any written notice of default with respect to any Company Real Property Lease and, to the Knowledge of Seller, no event has occurred and no condition exists that, with notice or lapse of time or both, would constitute a material default by an Acquired Company or, to the Knowledge of Seller, any other party thereto, under any of the Company Real Property Leases. No Acquired Company has assigned or placed any Lien upon any Leased Real Property. 3.16 Taxes. (a) (i) All income and other material Tax Returns required to have been filed by or with respect to either of the Acquired Companies have been timely filed (taking into account extensions properly obtained); (ii) such Tax Returns are true, correct, and complete in all material

- 33 - respects, and (iii) Taxes shown to be due on such Tax Returns and any other income or other Taxes due and payable with respect to either of the Acquired Companies have been timely paid. (b) No extension of time within which to file any such income Tax Return referred to in clause (a) above is in effect, and there is no agreement or other document in place extending, or having the effect of extending, the period of assessment or collection of any Taxes by, with respect to, or on behalf of either of the Acquired Companies. (c) There are no Liens relating to Taxes upon the assets of either of the Acquired Companies except for Permitted Liens. (d) All Tax information reporting requirements applicable to either of the Acquired Companies have been complied with in all respects. All Taxes (including sales, use, value-added, good and services and similar Taxes) required to be withheld, collected or deposited by or with respect to either of the Acquired Companies have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant Tax Authority or properly set aside in accounts for such purpose. (e) (i) No Taxes of or with respect to either Acquired Company are under audit and there is no inquiry, claim, notice of deficiency or other adjustments, assessments, redeterminations, audits or similar events pending or asserted or, to the Knowledge of any Seller, threatened in writing in respect of any Taxes with respect to either Acquired Company. (ii) There are no closing agreements or similar arrangements (including any Form 870-AD or successor form) with any Tax Authority with regard to the determination of the Tax Liability of or with respect to either Acquired Company that would have continuing effect in any Post-Closing Tax Period, and neither of the Acquired Companies has received or applied for a Tax ruling that would have effect in any Post-Closing Tax Period. (iii) Neither of the Acquired Companies has executed any power of attorney with respect to Taxes which is currently in force. (f) Neither of the Acquired Companies has been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes (other than a group in which it currently is a member) for which it has any current or future liability for Taxes. (g) Neither of the Acquired Companies has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or in any transaction which, prior to the date of this Agreement was designated as “transaction of interest” within the meaning of Treasury Regulations Section 1.6011-4(b)(6). (h) During the last five years, neither of the Acquired Companies has been a party to any transaction treated by the parties thereto as one to which Section 355 of the Code applied.

- 34 - (i) No jurisdiction in which either of the Acquired Companies has not filed a particular type of Tax Return has asserted in writing that the Acquired Company is required to file such Tax Return in such jurisdiction. (j) Neither of the Acquired Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period, as a result of any (i) change in method of accounting under Section 481 of the Code (or any corresponding provision of state, local, or foreign law) made on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, other than in the ordinary course of business, or (iv) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign law) arising on or prior to the Closing Date. (k) Neither of the Acquired Companies is party to any Tax sharing, indemnity or similar agreement pertaining to the allocation of Tax liability (other than ordinary course commercial agreement the primary subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any post-Closing liability to the Acquired Companies (including for past taxes). (l) Neither of the Acquired Companies has made an election under Treasury Regulations Section 301.7701-3 to be taxed as a corporation, and each of the Acquired Companies is disregarded as a separate entity from Seller. 3.17 Intellectual Property and Technology. (a) The Acquired Companies own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted (the “Company Intellectual Property Rights”). Section 3.17(a) of the Seller Disclosure Schedule sets forth all registered trademarks, service marks and trade dress and all applications for trademarks, service marks and trade dress, all registered copyrights and all applications for copyrights, all patents and patent applications and all Internet domain names owned by an Acquired Company and, solely with respect to the Business, Seller and any of its Affiliates (other than the Acquired Companies) (the “Scheduled Company Intellectual Property”). With respect to each item of the Company Intellectual Property Rights, except as set forth in Section 3.17(a) of the Seller Disclosure Schedule: (i) the Acquired Companies possess all right, title, and interest in and to the item, free and clear of any Lien, license, royalty or other restriction, and (ii) no Acquired Company’s rights will be terminated or impaired, or become terminable, in whole or in part, as a result of the transactions contemplated hereby. With respect to each item of the Scheduled Company Intellectual Property that has been registered, except (y) as set forth in Section 3.17(a) of the Seller Disclosure Schedule and (z) as would not reasonably be expected to be material, individually or in the aggregate, to the Business taken as a whole, the Acquired Company’s rights are subsisting, and all filings required to maintain the Scheduled Company Intellectual Property have been made. (b) Except as set forth in Section 3.17(b) of the Seller Disclosure Schedule and since January 1, 2023, none of the Seller or any of its Affiliates (including the Acquired Companies) has

- 35 - received any written notice that their use of the Company Intellectual Property Rights in connection with the operation of the Business has infringed, misappropriated or diluted any Intellectual Property rights owned by third parties. To the Knowledge of Seller, the operation by the Seller and the Acquired Companies of the Business does not and has not infringed, misappropriated or diluted the Intellectual Property rights owned by any third party. Except as set forth in Section 3.17(b) of the Seller Disclosure Schedule and since January 1, 2023, no Acquired Company has made any material claim against any third party alleging infringement, misappropriation, dilution or other violation of any Company Intellectual Property Rights. (c) The use and dissemination by the Acquired Companies and, solely with respect to the Business, Seller or its Affiliates (other than the Acquired Companies), of Personal Information of consumers of its services or users of any websites operated by the Acquired Companies or, solely with respect to the Business, Seller or its Affiliates are in compliance, in all material respects, with all applicable privacy policies and terms of use and applicable Law. The Acquired Companies and, solely with respect to the Business, Seller and its Affiliates (other than the Acquired Companies), use commercially reasonable measures to protect the Personal Information that is collected and maintained by them and to require that any third party providing services with respect to the Business comply with applicable Law with respect to safeguarding Personal Information collected by such party. Since January 1, 2023, except as set forth in Section 3.17(c) of the Seller Disclosure Schedule, to the Knowledge of Seller, there has been no Security Breach in the safeguards for such Personal Information. The Acquired Companies and, solely with respect to the Business, Seller or its Affiliates (other than the Acquired Companies), use commercially reasonable measures to protect the confidentiality of the Company Intellectual Property Rights. Since January 1, 2023, except as set forth in Section 3.17(c) of the Seller Disclosure Schedule, there has been no breach in the safeguards for such confidential Company Intellectual Property Rights. (d) Section 3.17(d) of the Seller Disclosure Schedule lists all material Computer Programs and Software owned or used by the Acquired Companies or by the Seller or its other Affiliates in the operation of the Business; provided, that “material” Computer Programs excludes all shrink-wrap and off-the-shelf Computer Programs. Neither the Acquired Companies nor, solely with respect to the Business, Seller or its Affiliates is a party to any agreement, which: (i) restricts the free use, license or disclosure by any such entity of any source code or object code relating to any of the Computer Programs and Software owned or purported to be owned by such entity, or (ii) requires an Acquired Company or, solely with respect to the Business, Seller or its Affiliates to (A) include any source code relating to any such entity’s proprietary Computer Programs and Software with any distribution or delivery (whether physical or on a hosted basis) of such Computer Programs or Software, or (B) permit any licensee of any Computer Programs or Software owned or purported to be owned by an Acquired Company or, solely with respect to the Business, Seller or its Affiliates to modify any source code relating to such Software. (e) The IT Systems (i) operate as necessary for the conduct of the Business in all material respects, and (ii) to the Knowledge of Seller, do not contain any “malware” or critical vulnerabilities that would reasonably be expected to interfere with the ability of the Business to be conducted as currently conducted following the Closing. Since January 1, 2023, there have been no material adverse events affecting the IT Systems that have caused a material impact on the operation of the Business. The Acquired Companies and their Affiliates have implemented,

- 36 - maintain, and comply with commercially reasonable business continuity and backup and disaster recovery plans and procedures with respect to the IT Systems. Since January 1, 2023, there has been no failure, unauthorized access or use, or other adverse event affecting any of the IT Systems that has caused any material disruption to the conduct of the Business. 3.18 Insurance. Section 3.18 of the Seller Disclosure Schedule sets forth a true and complete list of all insurance policies covering the assets, business, equipment, properties, operations, cybersecurity, Employees, consultants, officers and managers of the Acquired Companies. There is no claim by an Acquired Company currently pending under any of such policies as to which coverage has been questioned, denied or disputed by the insurers of such policies. All such insurance policies are in full force and effect and premiums payable under all such policies have been timely paid, and the Acquired Companies are otherwise in compliance with the terms of such policies in all material respects. To the Knowledge of Seller, since the time any such policies were last issued or renewed, there has not been any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any such policies. No Acquired Company, nor, to the Knowledge of Seller, any insurer under such insurance policies, is in material violation or breach of, or material default under, any provision thereof. 3.19 Environmental Matters. (a) Except as set forth in Section 3.19(a) of the Seller Disclosure Schedule, (i) each Acquired Company is, and has been since June 1, 2023, in compliance in all material respects with Environmental Laws applicable to such Acquired Company or the Business as currently conducted, (ii) the Acquired Companies have obtained and are, and have been since June 1, 2023, in compliance in all material respects with all required Environmental Permits, and (iii) there are no actions, Orders, written claims or written notices pending or issued to or, to the Knowledge of Seller, threatened against the Acquired Companies alleging material violations of or material liability by the Acquired Companies of any Environmental Laws or otherwise concerning the Release or management of Hazardous Substances by the Acquired Companies. (b) To the Knowledge of Seller, there has been no Release of any Hazardous Substances at any Leased Real Property that has resulted in or would reasonably be expected to result in any material remedial obligations of the Acquired Companies under any Environmental Law. (c) For purposes of this Agreement: (i) “Environmental Laws” means any Laws relating to (A) Releases of Hazardous Substances, (B) the manufacture, handling, transport, use, treatment, storage, emission, discharge, or disposal of Hazardous Substances, or (C) pollution or protection of the environment or of human health and safety as such is affected by Hazardous Substances. (ii) “Environmental Permits” means all Permits required under Environmental Law and necessary in connection with the conduct of the Business. (iii) “Hazardous Substances” means (A) those substances, materials or wastes defined as toxic, hazardous, acutely hazardous, pollutants or contaminants in, or regulated

- 37 - under, the following United States federal statutes and any analogous foreign or state statutes, and all Regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (B) petroleum and petroleum products, including crude oil and any fractions thereof, (C) natural gas, synthetic gas, and any mixtures thereof, and (D) polychlorinated biphenyls, asbestos, molds that would reasonably be expected to have an adverse effect on human health and urea formaldehyde foam insulation. (iv) “Release” means any release, spilling, leaking, pumping, pouring, discharging, emitting, emptying, escaping, leaching, injecting, dumping, disposing or migrating into or through the indoor or outdoor environment. 3.20 Affiliated Transactions. Section 3.20(a) of the Seller Disclosure Schedule sets forth a true and complete list of all agreements, Contracts, commitments, arrangements or transactions (other than Employee Plans, employment arrangements and compensation for Employees) (i) between Seller or any of its Affiliates (other than the Acquired Companies), or any of their respective directors, officers or managers, on one hand, and an Acquired Company, on the other hand, and no unaffiliated third party, and (ii) between the Acquired Companies. 3.21 Assets. (a) Except as set forth on Section 3.21(a) of the Seller Disclosure Schedule, the Acquired Companies have good and valid title to, or a valid leasehold interest in or other valid and enforceable rights to use, all assets, rights, properties and services necessary to operate the Business as currently operated consistent with past practices, free and clear of all Liens, other than Permitted Liens. (b) Assuming the consummation of the transactions contemplated by this Agreement and the Transactions Documents, and the provisions of the services contemplated by the Transition Services Agreement, the assets, rights, properties, and services of the Acquired Companies or those made available to Buyer and its Affiliates pursuant to this Agreement and the other Transaction Documents, together with the Transferred Assets, will be sufficient for the Buyer to continue to operate the Business immediately following the Closing Date in substantially the same manner as the Business is being operated immediately prior to Closing. (c) Seller or one of its Affiliates has good and valid title to, or a valid leasehold interest in, other valid and enforceable rights to use, the Transferred Assets, free and clear of all Liens, other than Permitted Liens. 3.22 Bank Accounts; Power of Attorney. Section 3.22 of the Seller Disclosure Schedule sets forth a list of the bank names, locations and account numbers of all bank and safe deposit box accounts of the Acquired Companies, including any custodial accounts for securities owned by the Acquired Companies, and the names of all persons authorized to draw thereon or to have access thereto. Section 3.22 of the Seller Disclosure Schedule also sets forth the names of all persons, if

- 38 - any, holding powers of attorney from an Acquired Company. A copy of each such power of attorney has been made available to Buyer. 3.23 Privacy and Data Security. (a) The Acquired Companies and, solely with respect to the Business, Seller and its Affiliates (other than the Acquired Companies) have in place (i) administrative, technical and physical safeguards designed to protect against the destruction, loss, or alteration of Personal Information, (ii) security measures designed to adequately protect Personal Information, and (iii) documented privacy and cybersecurity compliance policies and procedures, all of which safeguards, measures and policies and procedures described in (i) through (iii) above are designed to comply in all material respects with applicable Law; (b) the Acquired Companies and, solely with respect to the Business, Seller and its Affiliates (other than the Acquired Companies) have complied with applicable Law in all material respects, with all applicable contractual privacy obligations in all materials respects, and their respective internal privacy policies and guidelines in all material respects relating to the collection, storage, use and transfer of Personal Information; (c) since January 1, 2023, no Acquired Company, has received written notice of any investigation or audit by any private party or Governmental Authority arising out of an actual or alleged Security Breach nor has any private party or Governmental Authority alleged in writing any breach of contract or non-compliance with applicable Law related to a data privacy or security matter, and (d) since January 1, 2023, there has been (i) to the Knowledge of Seller, no Security Breach involving any Personal Information in the possession, custody or control of the Acquired Companies, and (ii) no claim communicated in writing to the Acquired Companies or, solely with respect to the Business, Seller or its Affiliates from any affected individual nor any written request or inspection from any Governmental Authority that, to the Knowledge of Seller, will likely give rise or has given rise to any material liability for the Acquired Companies under applicable Law in relation to data protection, data security or privacy. The Acquired Companies and, solely with respect to the Business, Seller and its Affiliates (x) maintain a vendor oversight program to ensure its vendors are obligated to comply with applicable Laws pertaining to privacy and data security, and (y) have designated one or more employees to receive, review and timely respond to individuals’ requests made pursuant to rights such individuals have under applicable Laws pertaining to privacy and data security to access, amend, delete and receive accountings of disclosures of their Personal Information. The Acquired Companies and, solely with respect to the Business, Seller and its Affiliates have published privacy policies, terms of use, and any other terms pertinent to individuals’ use and access related to any digital resources used by such Person (including websites, portals or applications) when and as required by applicable Law. 3.24 Brokers. Except for Sherman & Company, no broker, financial advisor, finder or investment banker or other Person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Acquired Companies. 3.25 No Other Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III (AS MODIFIED BY THE SELLER DISCLOSURE SCHEDULE) OR ANY CERTIFICATE DELIVERED PURSUANT TO SECTION 2.3(a)(ii), SELLER (A) MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AND (B) HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW FOR, FOR ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY,

- 39 - WITH RESPECT TO (I) THE ACQUIRED COMPANIES OR THE BUSINESS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE POST-CLOSING RESULTS OF THE ACQUIRED COMPANIES, THE BUSINESS, OR THEIR OPERATIONS OR THE CONTINUATION OF ANY PROGRAM, CONTRACT, OR RELATIONSHIP WITH ANY CUSTOMER, BROKER, SERVICE PROVIDER OR VENDOR OF ANY ACQUIRED COMPANY, (III) THE CONDITION, VALUE OR QUALITY OF THE ACQUIRED COMPANIES, THE BUSINESS, OR THEIR ASSETS, AND (IV) MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE BUSINESS’ OR THE ACQUIRED COMPANIES’ ASSETS, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” AND IN THEIR PRESENT CONDITION. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III (AS MODIFIED BY THE SELLER DISCLOSURE SCHEDULE) OR ANY CERTIFICATE DELIVERED PURSUANT TO SECTION 2.3(a)(ii), SELLER HEREBY DISCLAIMS MAKING, AND HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW FOR, ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER OR ITS AFFILIIATES OR REPRESENTATIVES BY ANY REPRESENTATIVE OF SELLER OR ANY OF ITS AFFILIATES). ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the Buyer Disclosure Schedule, Buyer hereby represents and warrants to Seller, as of the date hereof and as of the Closing, as follows: 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Law of the jurisdiction of its organization and (i) has all the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Buyer Material Adverse Effect. 4.2 Authority; Enforceability. Buyer has the requisite corporate power and authority to execute and deliver this Agreement, and Buyer and each other Buyer Party has the requisite corporate power and authority to execute and deliver each other Transaction Document to which it is or will be a party and each instrument required to be executed and delivered by it prior to or at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement, and the execution and delivery by Buyer and each other Buyer Party of each other Transaction Document to which it is or will be a party and each instrument required hereby to be executed and delivered by it prior to or at the Closing, the performance of its obligations hereunder

- 40 - and thereunder and the consummation of the transactions contemplated hereby and thereby have been, or (with respect to Transaction Documents and instruments that will be executed and delivered by it after the date of this Agreement) will be, duly and validly authorized by all necessary action on the part of Buyer or such other Buyer Party, and no other corporate or similar proceedings on the part of Buyer or such other Buyer Party are necessary to authorize this Agreement, each other Transaction Document to which it is or will be a party or any instrument required to be executed and delivered by it prior to or at the Closing or the consummation of the transactions contemplated hereby or thereby. Each of the Transaction Documents to which Buyer or any other Buyer Party is or will be a party have been or, with respect to the Transaction Documents to which it is or will be a party to be executed and delivered by it at Closing, will be, duly and validly executed and delivered by Buyer or such other Buyer Party as of such date and, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, constitute a legal, valid and binding obligation of Buyer or such other Buyer Party, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. 4.3 No Conflict; Required Filings and Consents. (a) The execution and delivery by Buyer of this Agreement, and by Buyer and other Buyer Parties of the other Transaction Documents to which such Person is or will be a party or any instrument required by this Agreement to be executed and delivered by Buyer or any Buyer Party on or prior to the Closing do not, and the performance of this Agreement, the other Transaction Documents to which such Person is or will be a party and any instrument required by this Agreement or thereunder to be executed and delivered by it on or prior to the Closing Date do not and will not, (i) conflict with, require consent or notice under, or violate the Organizational Documents of the Buyer Parties, (ii) with or without notice or the passage of time or both, conflict with, require consent or notice under or violate in any material respect any Law, material Permit or Order applicable to a Buyer Party or by which any of its properties, rights or assets is bound or affected, or (iii) with or without notice or the passage of time or both, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise would constitute a default) under or entitle any Person thereunder to terminate, accelerate or cause a breach or default of, or result in the creation of any Lien upon any of the properties or assets of the Buyer Parties under, or create any right of acceleration, termination, vesting, payment, exercise, suspension, revocation or cancellation of the loss of any right or benefit under any contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which a Buyer Party is a party or which is binding upon a Buyer Party or upon any of the assets of any of the foregoing, except, in the case of clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. (b) No Governmental Approval or Filing with any Governmental Authority is required to be obtained or made by any Buyer Party in connection with the consummation of the transactions contemplated by this Agreement, except for the (i) the Filings and Governmental Approvals that are listed on Section 4.3(b) of the Buyer Disclosure Schedule, and (ii) any other actions or filings (A) required solely by reason of the participation of Seller (as opposed to any third party) in the transactions contemplated hereby, or (B) where the failure to obtain or make such Governmental Approval or make such Filing would not, individually or in the aggregate, materially impair the ability of Buyer or any Buyer Party, as the case may be, execute or perform

- 41 - its obligations under this Agreement or the other Transaction Documents or to timely consummate the transactions contemplated hereby or thereby. 4.4 Absence of Litigation, Claims and Orders. There are no Proceedings pending or, to the Knowledge of Buyer, threatened on behalf of or against Buyer or any Buyer Party that (i) challenge or question (a) the validity of this Agreement or any other Transaction Document to which it is or will be a party or (b) any action taken or to be taken by it pursuant to this Agreement or any other Transaction Documents to which it is or will be a party or in connection with the transactions contemplated hereby and thereby, (ii) seek to prevent, enjoin or otherwise delay the transactions contemplated under this Agreement or any other Transaction Document, or (iii) would reasonably be expected to have a Buyer Material Adverse Effect. No Order binding on Buyer or any other Buyer Party is in effect that prevents or enjoins the transactions contemplated by this Agreement or any other Transaction Documents or could adversely affect Buyer’s ability to consummate the transactions contemplated hereunder or thereunder. 4.5 Sufficient Funds. Buyer has access to immediately available funds sufficient to pay the amounts payable at Closing under Section 2.4(b) and any other payments contemplated in this Agreement at Closing and to pay all fees and expenses related to the transactions contemplated by this Agreement. 4.6 Brokers. Except for Raymond James Financial, Inc., no broker, financial advisor, finder or investment banker or other Person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. 4.7 Investment Purpose. Buyer is acquiring the ESI Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the ESI Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the ESI Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is financially sophisticated and understands the risks relating to the purchase and ownership of the ESI Membership Interests. ARTICLE V COVENANTS 5.1 Conduct of Business Pending the Closing. During the period from the date of this Agreement and continuing through the Closing Date or the earlier termination of this Agreement pursuant to Section 7.1 hereof, except (i) as required by applicable Law, Order or Governmental Authority, (ii) as expressly contemplated by this Agreement, (iii) as set forth in Section 5.1 of the Seller Disclosure Schedule, or (iv) with the prior written consent of Buyer, Seller shall, and shall cause each Acquired Company and their applicable Affiliates to, (x) carry on the Business in the ordinary course consistent with past practice, and (y) to the extent consistent therewith, maintain the Business and the significant business relationships and goodwill of the Business with Employees, Brokers and the other customers, suppliers and service providers of and to the

- 42 - Business, and with Governmental Authorities with jurisdiction over the Business. Without limiting the generality of the foregoing, except (i) as required by applicable Law, Order or Governmental Authority, (ii) as expressly contemplated by this Agreement or (iii) as set forth in Section 5.1 of the Seller Disclosure Schedule, without the prior written consent of Buyer, Seller shall cause each Acquired Company not to, and, with respect to the Business, Seller shall not and shall cause each of its Affiliates not to, directly or indirectly: (a) amend any Organizational Document of any Acquired Company; (b) (i) issue, sell, transfer, grant, pledge or otherwise encumber any equity interests in any Acquired Company, any other voting securities, or any securities convertible into or exchangeable for any such interests, (ii) issue, sell, grant or accelerate the timing of payment or vesting of any option, warrant, convertible or exchangeable security, subscription, call, or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any equity interest in any Acquired Company, (iii) change the authorized or issued equity of any Acquired Company, (iv) effect any recapitalization, reclassification, unit split, combination or similar change in the capitalization of any Acquired Company, or (v) enter into any contracts, agreements or arrangements to issue, redeem, acquire or sell any equity interests or any other ownership interests in any Acquired Company; (c) (i) sell, terminate, transfer, exclusively license, encumber or otherwise dispose of any material assets of an Acquired Company or any assets that presently constitute, or at the Closing would constitute, a Transferred Asset; or (ii) permit the acquisition by an Acquired Company of any assets that would be material to an Acquired Company; (d) make or authorize any capital expenditures that are, in the aggregate, in excess of $150,000; (e) make any material change in the accounting, actuarial, payment, pricing, marketing or risk management, practices, standards or principles, in each case except as may be required by GAAP applicable to the Acquired Companies or applicable Law; (f) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, or recapitalization of any Acquired Company; (g) (i) hire any new employee who would be an Employee, except any employee with annual base compensation of less than $125,000 and who is terminable at-will, but only to the extent that the Employee is hired in the ordinary course of business consistent with past practice, or (ii) or transfer, reassign or reallocate the employment of any employee of Seller or any Affiliate of Seller to an Acquired Company; (h) establish, materially amend, modify, or terminate any Employee Plan, other than as required to comply with a change in applicable Law; (i) (i) promise, grant or agree to increase the base salary (or wages), commissions, target incentive opportunity or severance pay of, or any benefits paid or payable to, any Employee, including making any grant or award of equity compensation, or accelerate the vesting of any compensation or benefit, in each case other than in the ordinary course of business consistent with

- 43 - past practice, as required by applicable Law or an Employee Plan in-force as of the date hereof, or as specifically provided for in this Agreement, (ii) enter into or materially amend any employment, consulting, indemnification, severance or termination agreement with any Employee or Contractor, or (iii) loan or advance any money or other property to any Employee, except for advancement of expenses in the ordinary course of business consistent with past practice; (j) terminate (except in the ordinary course of business consistent with past practice for performance-related reasons, including fraud or willful misconduct), transfer the employment of, reassign or reallocate, any Employee; (k) incur, assume or guarantee any indebtedness for borrowed money or guarantee the obligations of another Person or otherwise become responsible for the obligations of another Person to the extent such obligations would be Liabilities of any Acquired Company after the Closing, or make any loans, advances or capital contributions to, or investments in, any other Person; (l) declare, set aside or pay any dividends or other distributions, or permit any equity holder of an Acquired Company to withdraw any equity or capital of an Acquired Company; (m) acquire (by merger, consolidation, acquisition of stock or assets, reinsurance or otherwise) any other Person or substantially all of the assets of any other Person or any division thereof; (n) materially amend, waive any material rights or delegate performance under, or assign, transfer, terminate or extend any Material Contract (other than contracts that terminate pursuant to their terms), or enter into any Contract that would be a Material Contract if in effect on the date hereof; (o) outside of the ordinary course of business consistent with past practice, (i) enter into any agreement with any Broker, or (ii) materially amend, waive any rights or delegate performance under, or assign, transfer or terminate any existing agreement with any Broker; (p) pay or settle any Proceeding or threatened Proceeding for an amount in excess of $250,000; (q) (i) forgive, cancel or settle any material debt or claim, (ii) waive or release any right, of material value, or (iii) fail to pay or satisfy when due any material liability (other than any such liability that is being contested in good faith); (r) acquire any real property or any direct or indirect interest in real property; (s) abandon, modify, waive, terminate or allow to lapse any material Permit; (t) make or change any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any material closing agreement with any Tax Authority, settle any material Tax claim or assessment by any Tax Authority, surrender any right to claim a material refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or

- 44 - assessment, in each case relating to the Acquired Companies; in each case, to the extent such action could reasonably be expected to result in an increase in the Tax liability of or with respect to the Acquired Companies for any Post-Closing Tax Period; (u) terminate, cancel or materially amend, or cause the termination, cancellation or material amendment of, any material insurance coverage (and any surety bonds, letters of credit, cash collateral or other deposits related thereto required to be maintained with respect to such coverage), maintained by or for the benefit of the Acquired Companies that is not replaced with comparable insurance coverage; or (v) authorize or enter into any agreement in furtherance of any of the foregoing. 5.2 Access to Information. Prior to the Closing Date, Seller shall provide Buyer and its Representatives with reasonable access upon reasonable notice at reasonable times during normal business hours, to all of the Books and Records, properties of the Acquired Companies and Employees, and, during such period, Seller shall and shall cause the Acquired Companies and their Affiliates to furnish to Buyer such information concerning the Business, properties, financial condition, operations and senior personnel of the Acquired Companies as Buyer may from time to time reasonably request, other than any such properties, books, contracts, records and information that (i) are subject to an attorney-client or other legal privilege that might be impaired by such disclosure or (ii) are subject to an obligation of confidentiality; provided, that (x) in the case of clause (i) Seller shall use commercially reasonable efforts to take such action (such as entering into a joint defense agreement or other arrangement to avoid loss of the attorney-client privilege) with respect to such books, records, contracts, properties and information as is necessary to permit disclosure to Buyer and Buyer’s Representatives and (y) in the case of clause (ii) Seller shall notify Buyer promptly if any information is being withheld in reliance on clause (ii) and Seller shall use commercially reasonable efforts to obtain a waiver of the applicable obligation. 5.3 Confidentiality. (a) Buyer and its Representatives shall treat all nonpublic information obtained in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby as confidential in accordance with the terms of the Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement shall terminate; provided, that in the event of a conflict between the Confidentiality Agreement and this Agreement, this Agreement shall control. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. (b) From and after the Closing, and subject to the confidentiality provisions in the other Transaction Documents specifically with respect to the information therein, Buyer shall, and shall cause its Affiliates and its and its Affiliates’ Representatives to (i) maintain the confidentiality of, (ii) not disclose to any other Person (other than Buyer’s Affiliates or Representatives) and (iii) not use any Seller Confidential Information, except that Buyer or its Affiliates may disclose or use Seller Confidential Information (A) to the extent required by applicable Law, in any report, statement, testimony or other submission to any Governmental Authority having jurisdiction over Buyer or its Affiliates, as applicable, (B) in order to comply with any Law or the rules of any

- 45 - listing authority or stock exchange applicable to Buyer or its Affiliates, as applicable, (C) in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to Buyer or its Affiliates, as applicable, in the course of any litigation, investigation or administrative proceeding, (D) to the extent necessary for the performance of Buyer’s and any Buyer Party’s obligations, or the enforcement of Buyer’s and any Buyer Party’s rights, under this Agreement or the other Transaction Documents or (E) in any disclosure to its rating agencies. If Buyer or any of its Affiliates or their respective Representatives becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Seller Confidential Information, Buyer shall, to the extent permitted by applicable Law and reasonably practicable, (1) provide Seller with prompt written notice of such requirement and (2) cooperate with Seller and Seller’s Affiliates (at Seller’s expense) to obtain a protective order or similar remedy to cause such Seller Confidential Information not to be disclosed, including interposing any reasonable objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, Buyer or its applicable Affiliates shall furnish only that portion of Seller Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such disclosed Seller Confidential Information. Buyer hereby agrees, and shall cause its Affiliates and its and its Affiliates’ Representatives, to protect Seller Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of Seller Confidential Information as Buyer uses to protect its own confidential information of a like nature. (c) From and after the Closing with respect to the Business Confidential Information, and from and after the date hereof with respect to the Buyer Confidential Information, and subject to the confidentiality provisions in the other Transaction Documents specifically with respect to the information therein, Seller shall, and shall cause its Affiliates and its and their Representatives to (i) maintain the confidentiality of, (ii) not disclose to any other Person (other than Seller’s Affiliates or Representatives) and (iii) not use, any Business Confidential Information or Buyer Confidential Information, except that Seller and its Affiliates may disclose or use Business Confidential Information or Buyer Confidential Information (A) to the extent required by applicable Law, in any report, statement, testimony or other submission to any Governmental Authority having jurisdiction over Seller or its Affiliates, as applicable, (B) as may be reasonably necessary or advisable in connection with any Tax Returns, accounting records, financial reporting obligations or any audit, or disclosure or corporate governance best practices of Seller, (C) in order to comply with any Law or the rules of any listing authority or stock exchange applicable to Seller or its Affiliates, as applicable, (D) in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to Seller or its Affiliates, as applicable, in the course of any litigation, investigation or administrative proceeding or (E) to the extent necessary for the performance of Seller’s obligations, or the enforcement of Seller’s rights under this Agreement or the other Transaction Documents. If Seller or any of its Affiliates or their respective Representatives becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Business Confidential Information or Buyer Confidential Information, Seller shall, to the extent permitted by applicable Law and reasonably practicable, (1) provide Buyer with prompt written notice of such requirement and (2) cooperate with Buyer and Buyer’s Affiliates (at Buyer’s expense) to obtain a protective order or similar remedy to cause Business Confidential Information or Buyer Confidential Information not to be disclosed, including interposing any reasonable

- 46 - objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, Seller or its applicable Affiliates shall furnish only that portion of Business Confidential Information or Buyer Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such disclosed Business Confidential Information or Buyer Confidential Information. Seller hereby agrees, and shall cause its Affiliates and its and their Representatives, to protect the Business Confidential Information and Buyer Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of Business Confidential Information and Buyer Confidential Information as Seller or its applicable Affiliate uses to protect its own confidential information of a like nature. 5.4 Third Party Consents. (a) Seller shall, and shall cause their Affiliates to, use reasonable best efforts to obtain, prior to the Closing, any consent or waiver from any third party (other than a Governmental Authority) that is required for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or that is necessary in order to ensure that any Material Contracts will not be terminated as a result of consummating the transactions contemplated by this Agreement, including, without limitation, those third party consents set forth on Annex D (the “Third-Party Consents”). Buyer shall, and shall cause its Affiliates to, cooperate with Seller at Seller’s reasonable request to assist in obtaining such consents or waivers. Each of Buyer and Seller shall bear their own and their Affiliates’ internal costs to obtain such consents and waivers, and the costs payable to third parties for obtaining such consents and waivers shall be (x) shared equally by Buyer and Seller for the first $50,000 in the aggregate, and (y) borne solely by Seller with respect to any amounts exceeding $50,000 in the aggregate. In connection therewith, Seller shall not, and shall cause the Acquired Companies not to, without the prior written consent of Buyer, (i) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of value, (ii) materially amend, supplement or otherwise modify any such contract, or (iii) agree or commit to do any of the foregoing, in each case, for the purposes of giving, obtaining and/or effecting any Third-Party Consents. Seller shall (and shall cause its Affiliates (including the Acquired Companies) to) keep Buyer reasonably informed regarding the process of obtaining such Third- Party Consents. To the extent the parties reasonably determine they will not be able to obtain any Third-Party Consent by the Outside Date, Seller shall use reasonable best efforts to explore and implement an equivalent alternative reasonably agreed to by the Buyer. The costs of any such commercially reasonably alternative arrangement shall be counted as Third-Party Consent costs thereunder. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Third-Party Consents shall not have been obtained prior to the Closing, from and after the Closing Date through the term of the Transition Services Agreement, Seller shall use reasonable best efforts to obtain such Third-Party Consents as promptly as reasonably practicable after the Closing. (b) Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Transferred Asset may not be transferred to Buyer or its Affiliates or any service may not be provided under the Transition Services Agreement, in each case without a Third-Party Consent that has not been obtained by the Closing, Seller shall, and shall cause its Affiliates to, from and

- 47 - after the Closing Date through the term of the Transition Services Agreement, effect arrangements reasonably acceptable to the Buyer under which (i) Buyer and its Affiliates would, in compliance with applicable Law, obtain the benefits and assume the obligations associated with such Transferred Asset or receive such services, as applicable, in accordance with this Agreement and the Transition Services Agreement, as applicable, including through a subcontracting, sublicensing or subleasing arrangement. 5.5 Notification of Certain Matters. Between the date of this Agreement and the Closing Date, each party shall give prompt notice to the other party at such time that such party becomes aware of the occurrence, or nonoccurrence, of any event which, if existing, occurring or known on the date hereof should have been so disclosed, or which is necessary to correct any information in the Seller Disclosure Schedule or the Buyer Disclosure Schedule, as applicable; provided, that for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental disclosure by any party shall not be deemed to have been disclosed as of the date hereof, to constitute a part of, or an amendment or supplement to the Seller Disclosure Schedule or the Buyer Disclosure Schedule (as applicable), or to cure any breach or inaccuracy of a representation, warranty, covenant, condition or agreement as of the date hereof unless so agreed to in writing by the other party. 5.6 Interim Financial Statements. From the date hereof until the Closing Date, Seller shall deliver to Buyer true and complete copies of the unaudited financial statements of the Acquired Companies when and as prepared in the ordinary course of business, consistent with past practice. 5.7 Public Announcements. Buyer and Seller shall mutually agree on the form and timing of an initial joint press release to be issued with respect to this Agreement and the transactions contemplated hereby. In addition, prior to the Closing Date, each party shall consult with and obtain the approval of the other before issuing any press release or making any other public disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public disclosure prior to such consultation and approval (except as may be required by Law, in which event the Person proposing to issue such press release or make such public disclosure shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public disclosure and shall cooperate to limit the scope of disclosure to the minimal amount of information required by Law). 5.8 Further Assurances. (a) On and after the Closing Date, Seller and Buyer shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to execute and deliver, or shall cause to be executed and delivered, such documents, certificates, agreements and other writings and shall take, or shall cause to be taken, such further actions as may be reasonably required or requested by any party to carry out the provisions of the Transaction Documents and consummate or implement expeditiously the transactions contemplated by the Transaction Documents. (b) Following the Closing, Buyer shall, and shall cause the Transferred Employees to, provide Seller and its Representatives with reasonable cooperation and assistance with (i) closing

- 48 - and reconciling of the accounts of the Businesses as of the end of the month immediately preceding the Closing Date in connection with the Closing consistent with the closing and reconciliation procedures utilized by Seller as of any quarter end in the ordinary course of business, (ii) preparing the financial statements for the Business for each calendar month and the calendar quarter in which the Closing Date occurs, and (iii) and preparing the annual audit for the Business; provided that (A) Buyer shall provide Seller and its Representatives continued access to the relevant books, records, systems and personnel of the Businesses, including the Transferred Employees with accounting and financial responsibilities, and (B) Seller shall reimburse Buyer for all reasonable and documented third-party out-of-pocket costs incurred in providing such assistance. 5.9 Delivery of Books and Records. At, or as soon as reasonably practicable after, the Closing, Seller shall cause all Books and Records in the possession of or reasonably available to Seller or any of Seller’s Affiliates to be delivered to Buyer (or a Person designated by Buyer) in the manner (and in the case of physical Books and Records at the location(s)) reasonably requested by Buyer, to the extent not located at an office of the Acquired Companies; provided, however that (a) to the extent such Books and Records are commingled with the other books and records of Seller, Seller shall, and shall cause its Affiliates to (i) use reasonable best efforts to segregate the commingled Books and Records from such other books and records or redact information not constituting Books and Records such that the Books and Records may be transferred in accordance with this Section 5.9, and (ii) to the extent Seller and its Affiliates are unable to segregate or redact the information pursuant to the foregoing clause (i), to make such Books and Records available to Buyer and its Affiliates upon reasonable request of Buyer and during regular business hours (it being understood and agreed that Seller may redact any portion of such books and records to the extent not constituting Books and Records, but shall be obligated to make available to Buyer in unredacted form all Books and Records), and (b) Seller may retain copies of all Books and Records that reside within Seller’s or its Affiliates’ systems or databases, subject to the confidentiality obligations set forth in Section 5.3(c). 5.10 Access to Books and Records. (a) Until the seventh (7th) anniversary of the Closing (provided, that Buyer shall give thirty (30) days’ notice to Seller prior to destroying any records to permit Seller, at their expense, to examine, duplicate or repossess such books and records), Buyer shall afford promptly to Seller and its Representatives reasonable access to the books, records, officers, employees, auditors and other advisors of the Acquired Companies, and provide information with respect to the Acquired Companies, in a readily accessible form (including financial information in a form consistent with the Acquired Companies’ historical practices for the preparation of such financial information), to the extent related to periods prior to the Closing and to the extent reasonably required by Seller for any lawful business purpose, including litigation, disputes, compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory and accounting matters, and Buyer shall reasonably cooperate with Seller and Seller’s Representatives, to furnish such books and records and information and make available such officers, employees, auditors and other advisors of the Acquired Companies; provided, that such access does not unreasonably interfere with the conduct of the business of Buyer or the Acquired Companies, and that Seller shall reimburse Buyer promptly for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request.

- 49 - (b) Until the seventh (7th) anniversary of the Closing (provided, that Seller shall give thirty (30) days’ notice to Buyer prior to destroying any records to permit Buyer, at its expense, to examine, duplicate or repossess such books and records), Seller shall, and shall cause Seller’s Affiliates to, afford promptly to Buyer and its Representatives reasonable access to the books, records, officers, employees, auditors and other advisors of the Seller and its Affiliates relating to the Acquired Companies, the Business, the Transferred Assets and the Transferred Liabilities, and provide information with respect to the Acquired Companies, the Business, the Transferred Assets and the Transferred Liabilities in a readily accessible form (including financial information in a form consistent with Seller’s or such Affiliate’s historical practice for the preparation of such financial information), to the extent related to periods prior to the Closing and to the extent reasonably required by Buyer for any lawful business purpose, including litigation, disputes, compliance, financial reporting (including financial audits of historical information), loss reporting, regulatory and accounting matters, and Seller shall, and shall cause its Affiliates to, reasonably cooperate with Buyer and Buyer’s Representatives to furnish such books and records and information and make available such officers, employees, auditors and other advisors with respect to the Acquired Companies, the Business, the Transferred Assets and the Transferred Liabilities; provided, that such access does not unreasonably interfere with the conduct of the business of Seller or Seller’s Affiliates and that Buyer shall reimburse Seller promptly for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request. 5.11 Non-Competition; Non-Solicitation. (a) For a period of three (3) years following the Closing Date, Seller shall not, and shall cause its Subsidiaries not to, engage in, directly or indirectly (including by partnering with any third party for the provision of), the business of providing or administering employee assistance programs and services in the Territory (“Competing Business”); provided, that the foregoing will not prohibit Seller or any of its Subsidiaries from: (i) investing in any Person which invests in, manages or operates a Competing Business, so long as Seller’s or its subsidiary’s investment is less than fifteen percent (15%) of the outstanding ownership interest in such Person and Seller does not control such Person or Competing Business, (ii) acquiring a Competing Business (or third party engaging in such Competing Business) by merger or a purchase of shares or assets of a third party so long as the annual revenue of such third party attributable to the Competing Business for the most recent fiscal year of such third party preceding the acquisition does not exceed fifteen percent (15%) of the annual revenue during such period for all the business or operations acquired from such third party; provided, however, that in the event of any such acquisition where the aggregate annual revenue related to the Competing Business exceeds fifteen percent (15%) of such aggregate annual revenue, Seller shall be required to divest such excess portion of the Competing Business within twelve (12) months of such acquisition, (iii) owning any securities through an employee benefit plan, or (iv) engaging in any business conducted by Seller or its Affiliates at Closing, other than the Competing Business. (b) For a period of ten (10) years following the Closing Date, Seller shall not, and shall cause its Subsidiaries not to, directly or indirectly (including partnering with any third party), (i) initiate, promote or establish any program for the substitution, surrender, exchange, termination or systematic replacement of any Customer Contract of an Acquired Company as of the Closing Date with another contract unless such contract is entered into with Buyer or its Affiliates, (ii) induce

- 50 - or provide any incentive (financial or otherwise) to any Broker to terminate its relationship with the Acquired Companies, (iii) induce or provide any incentive (financial or otherwise) to any Broker to target or solicit, or cause to be targeted or solicited (on a systematic basis or otherwise) any customer that is party to a Customer Contract with any Acquired Company as of the Closing Date to replace such Customer Contract with another contract unless such contract is entered into with Buyer or its Affiliates, or (iv) use the Customer List or proprietary information of the Acquired Companies for any purpose without Buyer’s prior written consent, except for use of Customer Lists to the extent the customers set forth thereon are existing customers of Seller or its Affiliates for products or services that are not part of the Business and that do not constitute a Competing Business. Notwithstanding anything contained herein to the contrary, the restrictions set forth in this Section 5.11(b) shall terminate (A) on the date Buyer or its Affiliates cease to own, directly or indirectly, the Business, and (B) with respect to any customer that is a party to a Customer Contract as of the Closing Date on the date Buyer or its Affiliates no longer provide products or services to such customer. (c) Except as set forth in Section 5.11(c) of the Seller Disclosure Schedule, for a period of eighteen (18) months following the Closing Date for Transferred Employees other than Key Employees, and until the third (3rd) anniversary of the Closing Date with respect to Key Employees, without the prior written consent of Buyer, Seller shall not, and shall cause its Affiliates to not, solicit for employment, employ or contract for the services of any Transferred Employee; provided, that nothing in this Section 5.11(c) shall prohibit Seller or its Affiliates from engaging in general solicitations not directed at such Persons an hiring any such Person who responds to such general solicitation or from soliciting, employing or contracting for the services of any such Person whose employment with or engagement by Buyer or any of its Affiliates has been terminated by Buyer or its applicable Affiliate or who has otherwise ceased to be employed or engaged by Buyer or any of its Affiliates for a period of at least three (3) months. (d) Except as set forth in Section 5.11(c) of the Buyer Disclosure Schedule, for a period of eighteen (18) months following the Closing Date, without the prior written consent of Seller, Buyer shall not, and shall cause its Affiliates to not, solicit for employment, employ or contract for the services of any employee of Seller or its Affiliates; provided, that nothing in this Section 5.11(c) shall prohibit Buyer or its Affiliates from engaging in general solicitations not directed at such Persons and hiring any such Person who responds to such general solicitation or from soliciting, employing or contracting for the services of any such Person whose employment with or engagement by Seller or any of its Affiliates has been terminated by Seller or its applicable Affiliate or who has otherwise ceased to be employed or engaged by Seller or any of its Affiliates for a period of at least three (3) months. 5.12 D&O Liabilities. Prior to Closing, Buyer shall use commercially reasonable efforts to have available (subject to the payment of the premium) director and officer “tail coverage” insurance for the Acquired Companies with respect to the period prior to Closing (the “D&O Policy”). At the Closing, the Buyer shall directly pay the costs of securing the D&O Policy (including the premium) to the insurance company, provided that Seller shall bear fifty percent (50%) of the cost of the D&O Policy through the inclusion of such amount as Transaction Expenses.

- 51 - 5.13 Employee Matters. (a) Employees. (i) Transferred Employees. No less than twenty (20) Business Days prior to the Closing Date, Seller shall provide Buyer with an updated and final Section 3.14(a) of the Seller Disclosure Schedule, reflecting any changes to the individuals listed thereon as of the date hereof that result from any resignations or terminations in accordance with Section 5.1(j) and the hiring of any individuals following the date hereof in accordance with Section 5.1(g), which Section 3.14(a) of the Seller Disclosure Schedule shall also include accrued but unused paid time off benefits (to the extent such accrued paid time off is not paid by Seller). Not less than fifteen (15) Business Days prior to the Closing Date, Buyer shall offer employment, effective as of the Closing, to each Employee on Section 3.14(a) of the Seller Disclosure Schedule (as updated in accordance with the immediately preceding sentence), with such employment offer contingent on the occurrence of Closing (each an “Offered Employee”). The Offered Employees who accept employment from Buyer or its Affiliates on or prior to the Closing shall be referred to herein as “Transferred Employees.” The Employees who do not accept employment with Buyer or one of its Affiliates, shall be referred to herein as “Non-Transferred Employees.” (ii) Inactive Employees. With respect to any Employee who is on a leave of absence as of the Closing Date (each, an “Inactive Employee”), if such Inactive Employee returns to active employment with the Seller or any of its Affiliates within one hundred and eighty (180) days following the Closing Date (or such longer period as required by applicable Law), then, effective as of the date such Inactive Employee is approved by Seller on a commercially reasonable basis to return to active employment, Buyer shall, or shall cause its Affiliates to, make an offer of employment to such Inactive Employee on the terms described in Section 5.13(a)(iii). Upon accepting such an offer of employment pursuant to this Section 5.13(a)(ii), such Inactive Employee shall become a Transferred Employee. Not less than ten (10) Business Days prior to the Closing, Seller shall provide Buyer with a list of Inactive Employees. (iii) Following the Closing Date, for a period of twelve (12) months, Buyer shall provide each Transferred Employee base compensation and bonus opportunities that, in the aggregate, are comparable to those in effect for such Transferred Employee immediately prior to the Closing Date. Seller shall (A) provide assistance to Buyer to allow Buyer to obtain a completed Employment Eligibility Verification USCIS Form I-9 and verify the identity and employment authorization of each Transferred Employee and (B) cooperate with Buyer in obtaining such documentation from any Transferred Employee, as applicable, in each case, prior to the Closing Date. (iv) Prior to or on the Closing Date, Seller shall and shall cause its Affiliates to either pay each Transferred Employee or accrue on its financial statements (including the Estimated Closing Statement or the Closing Statement) for the following amounts to the extent payable to such Transferred Employee in respect of periods ending on or prior to the Closing Date: (A) all compensation earned but unpaid as of the Closing Date, including wages and commissions; (B) business expenses and other reimbursements incurred but

- 52 - unpaid as of the Closing Date; (C) all severance payments earned but unpaid as of the Closing Date; and (D) accrued but unused paid time off benefits as of the Closing Date. (v) If the Closing occurs prior to January 1, 2027, Seller shall, and shall cause its Affiliates to: a. pay to each Transferred Employee his prorated target 2026 bonus on or shortly following the Closing Date; b. contribute for each Transferred Employee who, as of the Closing Date, is a retirement eligible employee (as determined in accordance with the Medical Mutual of Ohio Employees’ Retirement Savings Plan (the “MMO Plan”)), the prorated amount of such Transferred Employee’s 2026 non-elective (Horizons) contributions into such Transferred Employee’s account on or prior to February 15, 2027; and c. accrue on its financial statements (including the Estimated Closing Statement or the Closing Statements) (but not pay) for each Transferred Employee who, as of the Closing Date, is not a retirement eligible employee (in accordance with the MMO Plan), the prorated amount of such Transferred Employee’s 2026 non-elective (Horizons) contributions. (vi) If the Closing occurs on or after January 1, 2027 but before April 1, 2027, Seller shall, and shall cause its Affiliates to: a. pay to each Transferred Employee his actual earned 2026 bonus on or prior to March 15, 2027; and b. contribute for each Transferred Employee who, as of the Closing Date, is eligible under the MMO Plan, the full amount of such Transferred Employee’s 2026 non-elective (Horizons) contributions into such Transferred Employees account on or prior to February 15, 2027. (vii) If the Closing occurs on or after April 1, 2027, Seller shall, and shall cause its Affiliates to: a. pay to each Transferred Employee his actual earned 2026 bonus on or prior to March 15, 2027; b. pay to each Transferred Employee his prorated target 2027 bonus on or shortly following the Closing Date; and c. contribute for each Transferred Employee who, as of the Closing Date, is eligible under the MMO Plan, the full amount of such Transferred Employee’s 2026 non-elective (Horizons) contributions into such Transferred Employee’s account on or prior to February 15, 2027.

- 53 - (viii) Terminating Employees. Seller shall, and shall cause its Affiliates to, terminate the employment of Transferred Employees no later than immediately prior to the Closing Date. Seller and its respective Affiliates agree to provide, or cause to be provided, any required notice under the WARN Act, with respect to any “plant closing” or “mass layoff” or similar event affecting any Transferred Employee prior to the Closing Date. Buyer agrees to provide or cause to be provided any required notice under the “WARN Act”, with respect to any “plant closing” or “mass layoff” or similar event affecting Transferred Employees and occurring on or after the Closing Date. (ix) Employment Agreements. Seller and its Affiliates hereby consent to the hiring by Buyer or any of its Affiliates of each Transferred Employee and agree not to enforce any non-competition or similar covenant that could, but for this provision, prevent such Transferred Employee from fulfilling the terms and conditions of his, her, or its services to Buyer or any of its Affiliates following the Closing. Following the date hereof, Seller and its Affiliates will make its Employees reasonably available to Buyer or its Affiliates to facilitate Buyer’s compliance with its obligations under Section 5.13(a)(i) to offer employment to such Employees. (b) Employee Communications. (i) During the period from the date hereof through the Closing Date, Buyer and Seller shall reasonably cooperate to communicate to the Employees the details of the proposed terms and conditions of their employment with Buyer or its Affiliates. (ii) Without limiting the generality of the foregoing, Seller shall reasonably cooperate with Buyer in good faith and make available the Employees identified by name or position on Annex A for, and shall use reasonable best efforts to facilitate, discussions with Buyer regarding the continued employment by Buyer of such Employees from and after the Closing Date. (c) Retention Bonuses. With respect to each bonus agreement by and between a Transferred Employee and Seller or its Affiliates providing for a bonus that is payable upon such Transferred Employee’s employment with the Seller or its Affiliates through a specific date (“Retention Bonus Agreement”), Seller shall, and shall cause its Affiliates to, remit payment of the bonus amount payable pursuant to the terms of any such Retention Bonus Agreement to such Transferred Employee. (d) Transferred Employee Personnel Files. Subject to and in accordance with applicable Law, at or promptly following the Closing Date, Seller shall, and shall cause its Affiliates to, cooperate in good faith to grant access to or transfer copies to Buyer all Transferred Employees’ personnel files solely related to performance reviews and ratings, disciplinary records, and other performance-related records for the last two (2) years prior to Closing Date, as well as information related to any background checks performed for each Transferred Employee (the “Transferred Employee Personnel Files”); provided, however, that neither Seller nor any of its Affiliates will grant access to or transfer a copy of any Transferred Employee Personnel File to Buyer or any of its Affiliates (A) to the extent prohibited by applicable Law, prior to the receipt by Seller or any of its Affiliates of such Employee’s consent to such access or transfer and (B)

- 54 - unless such employee is a Transferred Employee; and provided, further, that nothing herein shall require delivery of physical records of Transferred Employee Personnel Files if doing so would be unduly burdensome for Seller or its Affiliates, but in which case Seller or its Affiliates shall cooperate with Buyer to provide reasonable access to such physical records as soon as reasonably practicable following the Closing Date. For the avoidance of doubt, if no consent is required under applicable law, Seller will grant access to or provide the Transferred Employee Personnel Files at or promptly following the Closing Date to the Buyer and its Affiliates without any request for consent from the applicable Transferred Employee. (e) Employee Benefit Plans and Past Service Credit. Effective no later than immediately prior to the Closing Date, Seller shall take all actions necessary and appropriate to terminate the participation of the Transferred Employees in any Employee Plan maintained for the benefit of such Transferred Employees, and the Transferred Employees shall, from and after the Closing Date, be eligible to participate in employee plans that are generally available to similarly situated employees of Buyer. With respect to severance and vacation benefits and any employee benefit plan maintained by Buyer or an Affiliate of Buyer for the benefit of any Transferred Employee, effective as of the Closing Date, Buyer shall, or shall cause its Affiliate to, subject to subclause (f) below, recognize the Transferred Employee’s service with the Seller or its Affiliates, as if such service were with Buyer, for vesting, eligibility and severance and vacation accrual rate purposes (but not for any purposes under any defined benefit plan or eligibility under any retiree life or medical plan), provided, however, such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. (f) Accrued PTO. Seller shall reflect as accrued liabilities (and not paid prior to or on the Closing Date to the applicable Transferred Employee) on the Estimated Closing Statement or Closing Statement the amount of accrued but unused paid time off credited for the benefit of each Transferred Employee as of the Closing Date. To the extent reflected on the Estimated Closing Statement and Closing Statement, Buyer shall or shall cause its applicable Affiliate to credit each Transferred Employee with the amount of accrued but unused paid time off as of the Closing Date. (g) COBRA Coverage. Seller will or will cause an Affiliate of Seller to retain liability for any required group health plan continuation coverage pursuant to Code §4980B (“COBRA”) for any Employees and their “qualified beneficiaries” (as defined in Code §4980B(g)(1)) with respect to any “qualifying event” (as defined in Code §4980B(f)(3)) that occurs on or prior to the Closing Date. Buyer will provide, or cause applicable Affiliate to provide, COBRA coverage for the Transferred Employees and their qualified beneficiaries with respect to “qualifying events” occurring on or after the Closing Date. (h) Section 280G. With respect to each employee of the Seller or its Affiliates who is, or would reasonably be expected to be as of the Closing Date, a “disqualified individual” (as defined in Section 280G(c) of the Code), the Seller or its Affiliates shall (i) (A) ensure that any payments by Seller and its Affiliates that would otherwise constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) shall be exempt from the definition of “parachute payment” by reason of the exemption provided under Section 280G(b)(5)(A)(ii) of the Code, and (B) take all actions reasonably necessary to so exempt such payments (including obtaining any necessary waivers or consents from such “disqualified individuals”) prior to the Closing Date; or

- 55 - (ii) not make any payments that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code). 5.14 Release. If, but only if, the Closing occurs, then Seller and its Affiliates hereby forever, absolutely, unconditionally and irrevocably release and discharge the Acquired Companies from all obligations and liabilities of the Acquired Companies to Seller or any of its Affiliates, all agreements and understandings of the Acquired Companies involving Seller or any of its Affiliates, and all rights, claims and causes of action (whether at law or in equity and whether or not currently known to exist) of Seller or any of its Affiliates against the Acquired Companies that are a result of, involve or otherwise exist by reason of any act, omission, fact, circumstance or other matter, cause or thing whatsoever that arose, occurred or existed before the Closing, including without limitation any indemnification obligations to Seller or any of its Affiliates, and the right to advancement and reimbursement of expenses, pursuant to the organizational documents of the Acquired Companies; provided, however, that nothing in this Section 5.14 waives, releases or restricts in any manner whatsoever any of Seller’s rights arising out of this Agreement or any of the Transaction Documents. 5.15 No Shop. (a) From the date hereof until the earlier of the Closing Date and the date that this Agreement is terminated pursuant to Article VII, Seller shall not, and shall cause its Affiliates and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, encourage, accept or facilitate any inquiry, indication of interest, proposal or offer from any person or entity (other than Buyer or its Affiliates) relating to or in connection with an Alternative Transaction (as defined below), (ii) participate in, negotiate, discuss, accept or enter into any agreement, arrangement or understanding with any person (other than Buyer or its Affiliates) relating to, or reasonably expected to lead to, an Alternative Transaction, (iii) provide information to any Person with respect to, or otherwise cooperate in any way or assist or participate in connection with, any proposal that constitutes or could reasonably be expected to lead to, an Alternative Transaction, or (iv) commit to, enter into or consummate any Alternative Transaction. (b) For purposes hereof, “Alternative Transaction” means any inquiry, offer or proposal by any person or group of persons (other than Buyer or any of its Affiliates or Representatives) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition of any material portion of the Business, including any material portion of the consolidated assets, reserves, revenues or net income of the Business, (ii) merger, amalgamation, consolidation, share exchange, business combination, sale of a portion of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction, or sale or acquisition of any of the equity or other ownership interests (including any security convertible into or exercisable or exchangeable for such equity or other ownership interests) of any Acquired Company, or (iii) any combination of the foregoing, whether in a single transaction or a series of related transactions. (c) Seller acknowledges and agrees that the restrictions contained herein are reasonable and necessary to protect Buyer’s legitimate business interest and, if violated, may cause Buyer irreparable harm for which monetary damages would not be an adequate remedy. Accordingly, Seller agrees that if any portion of this Section 5.15 is breached, then Buyer may. at its election,

- 56 - in any court of competent jurisdiction, and in addition to any other remedy available to it, obtain specific performance of such provision or enjoin Seller or its Affiliates from engaging in the activities prohibited by this Section 5.15, in each case without any requirement to post a bond for such purpose. 5.16 Intercompany Agreements (a) Seller shall cause the termination of all Intercompany Agreements on or prior to the Closing Date. Seller shall cause all intercompany balances between Seller or any Affiliate of Seller (other than the Acquired Companies), or any of their respective directors, officers or managers, on one hand, and the Acquired Companies, on the other hand, to be paid in full and settled immediately prior to the Closing. As of immediately after the Closing, the Acquired Companies shall have no further liability for any intercompany balances. (b) Effective as of the Closing, with respect to occurrences taking place from and after the Closing Date, Seller shall cause the Acquired Companies to cease to be insured by any insurance policies of Seller or any of its Affiliates (other than any policies held directly by an Acquired Company) or by any of their self-insured programs. With respect to events or circumstances relating to any Acquired Company that occurred or existed prior to the Closing Date that are covered by occurrence-based third-party liability insurance policies of Seller or its Affiliates (other than the Acquired Companies) or any workers’ compensation insurance policies or comparable workers’ compensation self-insurance programs sponsored by Seller or its Affiliates and that apply to the locations at which the Acquired Companies operate their respective businesses, Buyer may, and may cause the Acquired Companies to, make claims under such policies and programs. Seller shall provide reasonable cooperation and assistance in the pursuit of such claims. With respect to any open claims against the insurance policies of Seller or its Affiliates (other than the Acquired Companies) relating to losses or damages suffered by an Acquired Company prior to the Closing, Seller shall reasonably assist and cooperate with Buyer in the pursuit and collection of such claims and remit any net proceeds they realize from such claims to Buyer upon full and final settlement of such claims. 5.17 Bank Accounts. Prior to the Closing, to the extent permissible by the applicable banks, Seller shall change, effective as of the Closing, the individuals authorized to draw on or having access to the bank, savings, deposit or custodial accounts and safe deposit boxes maintained by the Acquired Companies to the individuals designated by Buyer in writing no later than five (5) Business Days prior to Closing. If a bank will not permit a change to be effective until following the Closing, the Seller will cooperate with the Buyer to effect the change as soon as practicable following the Closing. 5.18 Specified Shared Contracts. From and after the Closing Date through the term of the Transition Services Agreement, Seller and its Affiliates shall, and shall cause their Affiliates to, cooperate with Buyer and its Affiliates to the extent reasonably requested by Buyer to assist Buyer in its efforts to enter into a new agreement with the counterparty to any Shared Contract listed in Annex E (collectively, the “Specified Shared Contracts”), or an amendment, bifurcation or assignment of such Specified Shared Contract, with respect to the matters addressed by such Specified Shared Contract that are related to the Business such that the identifiable and severable portions of such Specified Shared Contracts that are related to the Business may be transferred to

- 57 - Buyer or its applicable Affiliate; provided, that Seller and its Affiliates shall not be required to compromise any right, asset or benefit or expend any amount or incur any Liabilities or provide any other consideration (other than third party costs as contemplated by Section 5.19(c)) in connection with any Specified Shared Contract. 5.19 Transition Coordination. (a) Between the date hereof and the Closing, Seller and Buyer shall, and shall cause their respective Affiliates and Representatives to, reasonably cooperate, discuss in good faith and commence development of a separation and migration plan that will address and schedule the plans to transition the performance of the services under the Transition Services Agreement, including Separation and Migration (together, the “Separation and Migration Plan”), in each case, pursuant to the Transition Services Agreement. (b) Unless otherwise agreed by the parties, the Separation and Migration Plan shall include, among other things, the following: (i) phases of implementation; (ii) milestones; (iii) each party’s roles and responsibilities, including resources; (iv) service interdependency issues; and (v) delineations between Separation and Migration activities (each as defined above). (c) Notwithstanding anything to the contrary, Seller shall bear all costs related to the Separation, and Buyer shall bear all costs relating to the Migration, provided that, at no additional cost to Buyer and its Affiliates, Seller shall provide reasonable knowledge transfers (x) in connection with the integration of the Transition Services into the operating environment of Buyer and its Affiliates, (y) to assist Buyer and its Affiliates in the migration and integration of the Transition Services, and (z) to assist Buyer and its Affiliates in connection with the integration of the Businesses. (d) In connection with the Separation and Migration Plan, the parties shall establish a Separation and Migration committee consisting of at least one representative of each of Buyer and Seller and that will be responsible, among other tasks, for: (i) setting regular meetings of the committee; (ii) making reasonably available appropriate knowledgeable business, operations, administration and technology personnel and any other personnel reasonably needed for the planning for the provision of services pursuant to the Transition Services Agreement and the planning for the migration and integration of the Business; (iii) developing the Separation and Migration Plan; (iv) discussing the status of obtaining Third-Party Consents in accordance with Section 5.4(a); (v) reviewing, revising and updating, where appropriate and subject to the parties’ written agreement, the schedules to the Transition Services Agreement between the date hereof and the Closing Date, with each party acting reasonably and in good faith, and (vi) dedicating commercially reasonable resources to accomplish the foregoing. 5.20 Remedies for Breaches of Sufficiency Representation. From and after the Closing until the earlier of the (a) expiration of the term of the Transition Services Agreement or (b) two (2) year anniversary of the Closing Date, if Buyer reasonably believes that Seller has breached Section 3.21(b) because an asset or service owned or leased by Seller or its Affiliates (other than the Acquired Companies) if exclusively used in the operation or conduct of the Business is not listed on Section 1.1(d) of the Seller Disclosure Schedule, Buyer may provide written notice of such breach to Seller. Upon receipt of such notice, to the extent such a breach has actually occurred

- 58 - as determined by the mutual agreement of Seller and Buyer acting in good faith, Seller shall as promptly as reasonably practicable either (i) transfer the asset that is exclusively used in the operation or conduct of the Business to Buyer to cure such breach at no additional cost to the Buyer, or (ii) in connection with any breach where the Buyer notifies the Seller within twelve (12) months following the Closing, provide, or cause to be provided, such additional services to Buyer (at no cost to the Buyer) under the Transition Services Agreement and in accordance with and subject to its terms and conditions, for a period up to but no longer than the term of the Transition Services Agreement, to cure such breach. Buyer acknowledges and agrees that, if the Buyer elects to exercise its rights under this Section 5.20, the remedies of this Section 5.20 would be in lieu of, and not in addition to, any right to indemnification for breach of Section 3.21(b) that would otherwise be available to Buyer hereunder. For the avoidance of doubt, (x) the Buyer may elect to pursue indemnification hereunder in connection with any breach or purported breach of Section 3.21(b), provided that the remedies available to Buyer under this Section 5.20 will not be available to Buyer with respect to the underlying facts giving rise to any such claim for indemnification, and (y) nothing in this Section 5.20 shall be construed to limit the parties’ rights and obligations under the Transition Services Agreement. ARTICLE VI CONDITIONS PRECEDENT 6.1 Conditions to Each Party’s Obligations. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver in writing by the parties hereto at or prior to the Closing of the following conditions: (a) No Injunctions or Restraints; Illegality. (i) There shall not be in effect any Order, injunction (whether temporary, preliminary or permanent) or other legal restraint or prohibition issued by any Court or Governmental Authority of competent jurisdiction that has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby, and (ii) there shall not be any Law or Order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes the consummation of the transactions contemplated hereby illegal. 6.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Buyer in writing at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. (i) The Fundamental Representations of Seller shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date in all respects, and (ii) each of the other representations and warranties of Seller contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Seller Material Adverse Effect, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date), in the case of the foregoing clause (ii), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect;

- 59 - (b) Covenants and Agreements. Seller shall have performed and complied in all material respects with each covenant and agreement required by this Agreement to be performed or complied with by it on or prior to the Closing Date; (c) Closing Deliveries. Seller shall have delivered or caused to be delivered to Buyer each of the documents required to be delivered pursuant to Section 2.3(a); (d) No Litigation. No Proceeding shall be pending before any Governmental Authority against Buyer or Seller that seeks to prevent the consummation of the purchase and sale of the ESI Membership Interests or any other material transaction contemplated by the Transaction Documents, declare such transactions unlawful, or cause such transactions to be rescinded, and no Order shall have been issued by any Governmental Authority that has any of the foregoing effects; (e) Seller Material Adverse Effect. Since the date hereof, there shall not have been any Seller Material Adverse Effect; and 6.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Seller in writing at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. (i) The Fundamental Representations of Buyer shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date in all respects, and (ii) each of the other representations and warranties of Buyer contained in this Agreement (other than the Fundamental Representations), disregarding all qualifications or exceptions contained therein relating to materiality or Buyer Material Adverse Effect, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date), in the case of the foregoing clause (ii), except where the failure of any such representations and warranties to be so true and correct would not reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect; (b) Covenants and Agreements. Buyer shall have performed and complied in all material respects with each covenant and agreement required by this Agreement to be performed or complied with by it on or prior to the Closing Date; (c) Closing Deliveries. Buyer shall have delivered or caused to be delivered to Seller each of the documents required to be delivered pursuant to Section 2.3(b); and (d) No Litigation. No Proceeding shall be pending before any Governmental Authority against Buyer or Seller that seeks to prevent the consummation of the purchase and sale of the ESI Membership Interests or any other material transaction contemplated by the Transaction Documents, declare such transactions unlawful, or cause such transactions to be rescinded, and no Order shall have been issued by any Governmental Authority that has any of the foregoing effects.

- 60 - ARTICLE VII TERMINATION 7.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of Buyer and Seller; (b) by either Buyer, on the one hand, or Seller, on the other hand, in writing, if the Closing has not occurred on or prior to the Outside Date, unless the failure of the Closing to occur has been caused by a breach of this Agreement by any party seeking to terminate this Agreement. “Outside Date” means the date that is six (6) months from the date of this Agreement. (c) by either Buyer, on the one hand, or Seller, on the other hand, in writing, if there shall be any order, injunction or decree of any Governmental Authority that prohibits or restrains any party from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and non-appealable; or (d) by either Buyer, on the one hand, or Seller, on the other hand (but only so long any party seeking to terminate is not in breach under this Agreement) in writing, if a breach of any provision of this Agreement that has been committed by the Buyer, in the case of a termination by Seller, or by Seller, in the case of a termination by Buyer, would cause the failure of any mutual condition to Closing or any condition to Closing for the benefit of the non-breaching party and such breach is not capable of being cured by the Outside Date or is not cured within forty-five (45) calendar days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 7.1(d). 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become null and void and of no further force and effect without liability of either party (or any Representative of such party) to the other party to this Agreement; provided, that no such termination shall relieve a party from liability for any material breach of this Agreement occurring prior to such termination. Notwithstanding the foregoing, Section 1.1, Section 5.3(a), this Section 7.2, and Article X shall survive termination hereof pursuant to Section 7.1. ARTICLE VIII TAX MATTERS 8.1 Liability for Taxes. (a) Except as otherwise provided in the Transaction Documents, Seller shall, without duplication, be liable for and pay, and shall indemnify and hold harmless the Buyer Indemnitees from and against, any Indemnified Taxes and any other Taxes attributable to or related to any Excluded Liabilities. Notwithstanding the foregoing, Seller shall not be responsible for and shall not indemnify and hold the Buyer Indemnitees harmless from or against any Taxes (A) to the extent taken into account on the Closing Statement, (B) related to any action outside the ordinary course and inconsistent with past practice with respect to the Acquired Companies taken on the Closing Date after the Effective Time by Buyer or any of its Affiliates (a “Buyer Tax Act”), or (C) for which Buyer is responsible under Section 8.1(b).

- 61 - (b) Except as otherwise provided in the Transaction Documents, Buyer shall be responsible for, and shall indemnify and hold the Seller Indemnitees harmless from and against (i) Transfer Taxes borne by Buyer pursuant to Section 8.4(f) and (ii) any Taxes attributable to a Buyer Tax Act or any breach by Buyer or any of its Affiliates of any covenant under this Agreement. (c) For purposes of this Agreement, whenever it is necessary to determine the portion of any Taxes imposed on or with respect to the Acquired Companies for the Straddle Period, the amount of any real property, personal property or similar ad valorem Taxes which are imposed on a periodic basis shall be determined ratably on a per diem basis, and the amount of any other Taxes that are allocable to the Pre-Closing Tax Period shall be determined based on an interim closing of the books of the Acquired Companies as of the Closing Date and, to the extent relevant, in accordance with the provisions of Treasury Regulations Section 1.1502-76(b)(1)(ii)(A) and (B) (and similar provisions of state, local or non-U.S. Law). 8.2 Tax Returns. (a) (i) Seller shall timely prepare and file or cause to be timely prepared and filed when due (taking into account all extensions properly obtained) (A) all Tax Returns that are required to be filed by or with respect to either of the Acquired Companies on a combined, consolidated or unitary basis with Seller or any Affiliate thereof (other than the Acquired Companies) and (B) all other Tax Returns of either of the Acquired Companies due on or prior to the Closing Date (such Tax Returns, the “Seller Returns”). Seller shall remit or cause to be remitted any Taxes due in respect of the Seller Returns. (ii) Buyer shall prepare and timely file, or cause to be prepared and timely filed when due (taking into account all extensions properly obtained) all other Tax Returns for the Acquired Company for all Straddle Periods (such Tax Returns, the “Straddle Returns”). Seller shall be responsible for all Taxes of the Acquired Company relating to the portion of any Straddle Period included in any Pre-Closing Tax Period, but only to the extent (if any) that such Taxes exceed the amount reserved for such Taxes on the Closing Statement and included in the computation of Net Working Capital. (iii) Buyer shall prepare and timely file or cause to be prepared and timely filed when due (taking into account all extensions properly obtained) all other Tax Returns of either of the Acquired Companies required to be filed after the Closing Date other than the Seller Returns and the Straddle Returns, and Buyer shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. (iv) Except as otherwise required by applicable Law, all Tax Returns that Buyer is required to file or cause to be filed in accordance with this Section 8.2(a) that relate to any Taxable year or period beginning before the Closing Date shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, except as required by applicable Law, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods adopted in preparing and filing similar Tax Returns in prior periods. With respect to any such Tax Return to be filed

- 62 - by Buyer, not less than thirty (30) days prior to the due date for such Tax Return, taking into account extensions (or, if such due date is within thirty (30) days following the Closing Date, as promptly as practicable following the Closing Date), Buyer shall provide Seller with a draft copy of such Tax Return for Seller’s review and comment. Buyer shall incorporate all reasonable comments of Seller, provided, that such comments are received by Buyer not less than fifteen (15) days prior to the due date for such Tax Return, taking into account extensions (or, if such due date is within thirty (30) days following the Closing Date, as promptly as practicable following receipt of such Tax Return from Buyer). If the parties are unable to resolve Seller’s objections, any remaining objections shall be referred to the Independent Accounting Firm in accordance with the procedures set forth in Section 2.5(d)(iv) through Section 2.5(d)(vii), which shall apply mutatis mutandis, except that Buyer and Seller will direct the Independent Accounting Firm to render a determination within ten (10) days after its retention. (b) Except as required by applicable Law or the terms of this Article VIII, none of Buyer or any Affiliate of Buyer shall (or shall cause or permit either Acquired Company to) (i) make, rescind, or change any Tax election, accounting period, or accounting method; (ii) file, amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return; (iii) engage in any voluntary disclosure or similar process with any Tax Authority with respect to Taxes or Tax Returns of the Acquired Company; (iv) take any Buyer Tax Act; or (v) take any other action with respect to a Pre-Closing Tax Period to the extent Seller could have any additional Tax Liability as a result, in each case, relating in whole or in part to the Acquired Companies with respect to any Pre-Closing Tax Period without the prior written consent of Seller. (c) Any refunds of or credits against Taxes (including any interest paid or credited with respect thereto) of, or with respect to, any Acquired Company that are attributable or allocable to any Pre-Closing Tax Period will be for the benefit of Seller, except to the extent any such refunds or credits are taken into account on the Closing Statement or are received as a result of any losses realized by an Acquired Company after the Closing Date that are required by applicable Law to be carried back to a Tax Refund of the Seller for a Pre-Closing Tax Period. Each party will pay promptly the amount of any refunds (whether received as a refund or as a credit against or an offset of Taxes otherwise payable), net of any expenses (including Taxes) received by them to the extent such refunds belong to the other party. In the event that any such Tax refund or credit described in this Section 8.2(c) is subsequently contested by any Tax Authority, such contest shall be handled in accordance with Section 8.3. 8.3 Contest Provisions. (a) Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of its Affiliates or the Acquired Companies of notice of any pending or threatened (in writing) federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax Liabilities for which Seller may be liable pursuant to this Agreement. (b) Seller shall have the right to control any Tax audit or administrative or court proceeding relating to Pre-Closing Tax Period or relating to a Tax for which Seller otherwise may be liable pursuant to this Agreement, and to employ counsel of Seller’s choice at Seller’s expense;

- 63 - provided, that Buyer and its representatives shall be permitted, at Buyer’s expense, to be present at, and participate in, any such audit or proceeding with respect to Taxes imposed on the Acquired Companies; provided, however, neither Buyer nor any of its Affiliates shall be entitled to participate in any such audit or proceeding to the extent such audit or proceeding relates solely to Taxes imposed or calculated on a combined, consolidated or unitary basis with Seller or any Affiliate of Seller. If Seller choose not to control any Tax audit or proceeding it is entitled to control pursuant to this Section 8.3, Buyer may defend the same in such manner as it may deem appropriate and Seller shall have the right to participate in such audit or proceeding relating solely to a Pre-Closing Tax Period. Neither Buyer nor any Affiliate of Buyer shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which could adversely affect the liability for Taxes relating to any Pre-Closing Tax Period or relating to a Tax for which Seller would be liable pursuant to this Agreement without the prior written consent of Seller (which may not be unreasonably withheld, conditioned, or delayed). 8.4 Assistance and Cooperation. On and after the Closing Date, each of Seller and Buyer shall (and shall cause their respective Affiliates to): (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with 8.2, and in connection therewith, provide the other party with any necessary powers of attorney; (b) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 8.4(g) (relating to sales, transfer and similar Taxes); (c) cooperate fully in preparing for and defending any audits of, or disputes with Tax Authority regarding any Tax Returns of or with respect to either of the Acquired Companies; (d) make available to the other party and to any Tax Authority as reasonably requested all information, records and documents relating to Taxes of or with respect to either of the Acquired Companies for which the other party is liable pursuant to this Agreement; provided that Seller and its Affiliates are not obligated to provide any affiliated, consolidated, combined, unitary, or similar group Tax Returns or Tax work papers of any such group of which Seller is a member, except to the extent such workpapers (i) relate solely to any of the Acquired Companies with respect to Pre-Closing Tax Periods and (ii) are necessary for the completion of Tax Returns of Seller pursuant to Section 8.2(a)(ii) or Section 8.2(a)(iii); and (e) furnish the other party with copies of all correspondence received from any Tax Authority in connection with any Tax audit or information request with respect to any Tax period for which the other party is liable for Taxes under this Agreement. (f) Transfer Taxes. Except as otherwise provided in the other Transaction Documents, all Tax Returns with respect to Transfer Taxes incurred in connection with or as a consequence of the transactions contemplated by this Agreement shall be timely filed by the party hereto responsible for such filing under applicable Law, and all such Transfer Taxes (and all reasonable out-of-pocket costs for preparation of such Tax Returns) shall be borne 50% by Seller and 50% by

- 64 - Buyer. Buyer and Seller shall reasonably cooperate to reduce or eliminate any Transfer Taxes to the extent permitted by applicable Law. 8.5 Other Tax Matters. (a) Except as provided in Article IX, this Article VIII shall exclusively govern any indemnification claims with respect to Taxes. (b) Any claim for indemnity under this Article VIII may only be made at a time prior to sixty (60) days after the expiration of the applicable Tax statute of limitations with respect to the relevant Taxable period (including all periods of extension, whether automatic or permissive). 8.6 Purchase Price Allocation. The parties hereto acknowledge and agree that the transfer of the Transferred Assets and the Acquired Companies constitutes a transaction described in Section 1060 of the Code. Within sixty (60) days following the completion of the Closing Statement, Buyer shall deliver to Seller a schedule (the “Allocation Schedule”) allocating the Purchase Price and all other amounts treated as consideration for federal income tax purposes, as finally determined, among the Transferred Assets and the assets of the Acquired Companies. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and any applicable Treasury Regulations promulgated thereunder. If, within sixty (60) days following delivery of the Allocation Schedule by Buyer to Seller, Seller does not notify Buyer in writing of its disagreement with the Allocation Schedule, the Allocation Schedule shall be final and binding. If, within such 60-day period, Seller notifies Buyer that Seller disputes any item(s) reflected therein, Buyer and Seller shall cooperate in good faith to resolve any dispute. The Allocation Schedule and other determinations made pursuant to this Section 8.6 shall be modified as appropriate in accordance with this Section 8.6 to reflect any adjustments in the consideration (as such term is used in Section 1060 of the Code) made following the Closing in accordance with this Agreement. Buyer and Seller shall prepare and file all Tax Returns (including IRS Form 8594) in a manner consistent with the Allocation Schedule and will promptly provide each other with any other information required to complete such Tax Returns (including Form 8594); provided, however, that if Buyer and Seller are unable to resolve any dispute within thirty (30) days following such written notification by Buyer to Seller, Buyer and Seller shall promptly submit the items in dispute to the Independent Accounting Firm in accordance with the procedures set forth in Section 2.5(d)(iv) through Section 2.5(d)(vii), which shall apply mutatis mutandis, except that Buyer and Seller will direct the Independent Accounting Firm to render a determination within thirty (30) days after its retention. ARTICLE IX SURVIVAL AND INDEMNIFICATION 9.1 Survival of Representations and Warranties. All representations and warranties made by Seller and Buyer in this Agreement shall survive the Closing Date and expire on the date that is eighteen (18) months from the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 3.16 (Taxes) shall survive until sixty (60) days after the expiration of the applicable statute of limitations, and (ii) the representations and warranties set forth in Sections 3.1(a) (Organization and Qualification), 3.3 (Capitalization), 3.4 (Authority; Enforceability), 3.24 (Brokers), 4.1 (Organization), 4.2 (Authority; Enforceability) and 4.6

- 65 - (Brokers) (such representations and warranties in clause (ii), the “Fundamental Representations”) shall survive the Closing for the maximum period of time allowed under applicable Law. The covenants or other agreements made by Seller or Buyer in this Agreement which by their terms contemplate performance prior to the Closing Date shall survive the Closing Date and expire on the date that is six (6) months following the Closing Date. Each covenant or other agreement made by Seller or Buyer which by its terms contemplate performance after the Closing Date shall survive the Closing until sixty (60) days after the applicable time period expressly set forth herein, or, if no time period is specified, until sixty (60) days after it is fully performed. The period of time a covenant, agreement, representation or warranty survives the Closing pursuant to this Section 9.1 shall be the “Survival Period” with respect to such covenant, agreement, representation or warranty. The parties acknowledge that the time periods set forth in this Article IX for the assertion of claims under this Agreement are the result of arms-length negotiation between the parties and that the parties intend for such time periods to be enforced as agreed by the parties. 9.2 Indemnification. (a) Subject to the limitations set forth in this Article IX, from and after the Closing Date, Seller shall indemnify and hold harmless Buyer, its Affiliates (including the Acquired Companies) and their respective Representatives (the “Buyer Indemnified Persons”) from and against Indemnifiable Losses incurred by them arising out of or resulting from any of the following matters: (i) any breach of any representation or warranty of Seller contained in this Agreement or in any certificate furnished by Seller pursuant to this Agreement (other than those with respect to any Fundamental Representation by Seller); (ii) any breach of any representation or warranty of any Fundamental Representation of Seller made in this Agreement or in any certificate furnished by Seller pursuant to this Agreement with respect thereto; (iii) any breach or nonfulfillment by Seller of its covenants or agreements contained in this Agreement; and (iv) any Excluded Liabilities. (b) Subject to the limitations set forth in this Article IX, from and after the Closing Date, Buyer shall indemnify and hold harmless Seller, its Affiliates and their respective Representatives, successors and permitted assigns (the “Seller Indemnified Persons”) from and against any Indemnifiable Losses incurred by them arising out of or resulting from any of the following matters: (i) any breach of any representation or warranty of Buyer contained in this Agreement or in any certificate furnished by Buyer pursuant to this Agreement (other than with respect to any Fundamental Representations by Buyer); (ii) any breach of any representation or warranty of any Fundamental Representation of Buyer made in this Agreement or in any certificate furnished by Buyer pursuant to this Agreement with respect thereto;

- 66 - (iii) any breach or nonfulfillment by Buyer of its covenants or agreements contained in this Agreement; and (iv) the Transferred Liabilities. (c) For purposes of determining whether any representation or warranty has been breached and the amount of the Indemnifiable Losses under this Article IX, each representation and warranty contained in this Agreement (other than the first sentence of Section 3.11 or the use of the defined term “Material Contracts”) shall be read without regard to any materiality, Seller Material Adverse Effect or Buyer Material Adverse Effect qualifier contained therein. 9.3 Certain Limitations. (a) No party shall be obligated to indemnify and hold harmless the Indemnitees under Section 9.2(a)(i) (in the case of Seller) or Section 9.2(b)(i) (in the case of Buyer) (i) unless and until the aggregate amount of all Indemnifiable Losses of the Indemnitees under such Section 9.2(a)(i) or Section 9.2(b)(i), as the case may be, exceeds Eight Hundred Sixty-Two Thousand Five Hundred dollars ($862,500) (the “Deductible”), at which point such Indemnitor shall be liable to its respective Indemnitees for the value of the Indemnitee’s claims under Section 9.2(a)(i) or Section 9.2(b)(i), as the case may be, for amounts in excess of the Deductible, subject to the limitations set forth in this Article IX. Except in the case of fraud, the maximum aggregate liability of Seller for any and all Indemnifiable Losses under Section 9.2(a)(i) shall be Eleven Million Five Hundred Thousand Dollars ($11,500,000). Except in the case of fraud, the maximum aggregate liability of Buyer for any and all Indemnifiable Losses under Section 9.2(b)(i), shall be Eleven Million Five Hundred Thousand Dollars ($11,500,000). (b) Except in the case of fraud, the maximum aggregate liability of Seller, on the one hand, and Buyer on the other hand, to their respective Indemnitees for any and all Indemnifiable Losses under Section 9.2(a)(ii) in the case of Seller, or Section 9.2(b)(ii) in the case of Buyer, shall be an amount equal to the Purchase Price. (c) The representations, warranties and covenants of Seller, and the Buyer Indemnified Persons’ rights to indemnification with respect thereto, shall not be affected or deemed waived by reason of (and the Buyer Indemnified Persons shall be deemed to have relied upon such representations and warranties of Sellers set forth herein notwithstanding) (i) any investigation made by or on behalf of any of the Buyer Indemnified Persons (including any of their Representatives) or by reason of the fact that any of the Buyer Indemnified Persons or their Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, regardless of whether such investigation was made or such knowledge was obtained before or after the execution and delivery of this Agreement or (ii) Buyer’s waiver of any condition set forth in Article VI. (d) Once an Indemnifiable Loss is agreed to by the Indemnitor or finally adjudicated to be payable pursuant to this Article IX, the Indemnitor shall satisfy its obligations within twenty (20) Business Days. (e) The amount of any Indemnifiable Loss shall be limited to the amount of any Indemnifiable Loss that remains after deducting therefrom any insurance proceeds and any

- 67 - indemnity, contribution or other similar payment received by the Indemnitee in respect of any such claim. No party hereto shall be obligated to indemnify any Person with respect to any Indemnifiable Losses for which written notice for indemnification was not duly delivered to such party on or prior to the expiration of the applicable Survival Period set forth in Section 9.1. 9.4 Definitions. As used in this Agreement: (a) “Indemnitee” means any Person entitled to indemnification under this Agreement; (b) “Indemnitor” means any Person required to provide indemnification under this Agreement; (c) “Indemnifiable Losses” means any and all damages, losses, Liabilities, costs and expenses (including reasonable attorneys’ fees and expenses associated therewith), but shall not include (i) any Liability, loss, damage, cost and expense that has been accrued for or reserved against in the Financial Statements; or (ii) lost profits, loss of production, lost revenue, lost business opportunity, diminution of value, damage to reputation, damages based on a multiple of revenue, or indirect, incidental, consequential, special, exemplary, or punitive damages of any kind, other than (A) to the extent such damages are awarded and payable to any unaffiliated third party against an Indemnitee in connection with a Third Party Claim for which indemnification is required hereunder, or (B) damages for lost profits or diminution in value to the extent (y) such damages are recoverable under the laws of the State of New York, and (z) the Indemnitee satisfies all elements necessary for proof of such damages under such laws. (d) “Third Party Claim” means any claim, action, suit, or proceeding made or brought by any Person that is not an Indemnitee. 9.5 Procedures for Third Party Claims. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee in respect of which an Indemnitor may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor reasonably prompt written notice (but in no event later than thirty (30) days after becoming aware) thereof and such notice shall include a reasonable description of the claim and any documentation of the Third Party Claim and, to the extent identifiable, an estimate of the Indemnifiable Loss and shall reference the specific sections of this Agreement that form the basis of such claim; provided, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced by such delay (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnitor, promptly after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. (b) Subject to this Section 9.5(b), the Indemnitor shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnitor. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor shall not as long as it conducts such defense be liable to the Indemnitee for

- 68 - legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof except as set forth in the next sentence. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor; provided, that Indemnitee shall have the right to assume the defense and/or receive reimbursement from Indemnitor for the costs and expense of such separate counsel if (i) Indemnitor and Indemnitee are both named parties to the proceedings and Indemnitee shall have concluded in good faith that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or the availability to Indemnitee of one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to Indemnitor in respect thereof or (ii) Indemnitor fails to diligently defend a Third Party Claim for which it has assumed defense. The Indemnitor shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense thereof (other than during any period in which the Indemnitee shall have not yet given notice of the Third Party Claim as provided above). In no event shall the Indemnitee’s right to indemnification for a Third Party Claim be adversely affected by its assumption of the defense of such Third Party Claim. All of the parties hereto shall reasonably cooperate in the defense of any Third Party Claim. Such cooperation shall include the retention and (upon request) the provision to the other of reasonably requested records and information that are relevant to such Third Party Claim, and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not pay, settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnitor has assumed the defense of a Third Party Claim, the Indemnitor may only pay, settle, compromise or discharge a Third Party Claim with the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Indemnitor may pay, settle, compromise or discharge such a Third Party Claim without the written consent of the Indemnitee if such settlement (w) includes a release of the Indemnitee from all liability in respect of such Third Party Claim, (x) does not subject the Indemnitee to any injunctive relief or other equitable remedy, (y) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee and (z) only involves the payment of monetary damages by the Indemnitor. 9.6 Adjustment to Purchase Price. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for income Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law. 9.7 Duty to Mitigate. Each Indemnitee shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Indemnifiable Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Indemnifiable Loss. 9.8 Exclusive Remedy. Notwithstanding Section 10.10, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or

- 69 - obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article IX or Section 5.20. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other party hereto and its Affiliates and representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article IX. Nothing in this Section 9.8 shall limit (i) any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled under Section 10.5; or (ii) a party’s right to seek any remedy on account of fraud by any party hereto. ARTICLE X MISCELLANEOUS 10.1 Amendment. This Agreement may not be amended other than in an instrument in writing signed by Buyer and Seller. 10.2 Waiver. Any party hereto may extend the time for the performance of any of the obligations or other acts required to be performed by another party hereunder, waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and waive compliance with any of such party’s agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party so waiving. 10.3 Expenses. Except as otherwise expressly provided herein, the parties shall pay their own fees and expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not). 10.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested), or sent by email, as follows: (a) If to Buyer: Horace Mann Educators Corporation 1 Horace Mann Plaza Springfield, IL 62715 Attention: Donald M. Carley, General Counsel & Chief Administrative Officer Email: Donald.Carley@horacemann.com with a copy (which shall not constitute notice) to: Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700

- 70 - Washington, DC 20001 Attention: Ling Ling Sean Wissman Matt Hazlett E-mail: lingling@eversheds-sutherland.com seanwissman@eversheds-sutherland.com matthewhazlett@eversheds-sutherland.com (b) If to Seller: Medical Mutual of Ohio 100 American Road Cleveland, OH 44144 Attn: Patricia B. Decensi E-mail: legalnotices@medmutual.com with a copy (which shall not constitute notice) to: Squire Patton Boggs (US) LLP 127 Public Square Cleveland, OH 44114 Attn: Molly McNally E-mail: molly.mcnally@squirepb.com and Squire Patton Boggs (US) LLP 41 S High St Columbus, OH 43215 Attn: Doug Anderson E-mail: doug.anderson@squirepb.com or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance with this Section 10.4. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of email, upon confirmed receipt. 10.5 Specific Performance. Seller acknowledges and agrees that Buyer would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or any provisions are breached and that any breach of this Agreement by Seller may not be adequately compensated by monetary damages. Accordingly, Seller agrees that, in addition to any other right or remedy to which Buyer may be entitled (subject to the limitations herein), at Law or in equity, Buyer will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking. Buyer acknowledges and agrees that Seller would be damaged irreparably in the event any of the provisions of this Agreement are not performed in

- 71 - accordance with their specific terms or any provisions are breached and that any breach of this Agreement by Buyer may not be adequately compensated by monetary damages. Accordingly, Buyer agrees that, in addition to any other right or remedy to which Seller may be entitled (subject to the limitations herein), at Law or in equity, Seller will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking. 10.6 Interpretation. When a reference is made in this Agreement to a Section, Exhibit, Annex or Schedule, such reference shall be to a Section of, or an Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated. Any fact or item disclosed in any section of each of the Buyer Disclosure Schedule and Seller Disclosure Schedule shall be deemed disclosed in all other sections of such Disclosure Schedule to the extent the applicability of such fact or item to such other section of such Disclosure Schedule is readily apparent from the text or information disclosed. Disclosure of any item in the Buyer Disclosure Schedule or the Seller Disclosure Schedule, as the case may be, shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect or Buyer Material Adverse Effect. The table of contents, articles, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Authority against either party by virtue of the fact that such party was the drafting party. Other than references to agreements or documents in the Seller Disclosure Schedule or Buyer Disclosure Schedule, any reference herein to any applicable Law, agreement (including this Agreement) or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such applicable Law, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. References to “made available” in respect of information made available by or on behalf of Seller or its Affiliates or the respective Representatives of any of the forgoing means (a) that such information has been uploaded, not later than one (1) Business Day prior to the date of this Agreement, to the virtual data rooms maintained by Data Site under the name “Project Explorer” in connection with the transaction contemplated under this Agreement and the other Transaction Documents or (b) sent by email or otherwise made available in electronic form to Buyer or any of its Affiliates or the Representatives of any of the forgoing. Except as otherwise specifically provided in this Agreement, where any number of days is proscribed in relation to the counting of a particular thing or in respect of a period of time, those days will be calculated exclusive of the first day and inclusive of the last day. 10.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or provision of this Agreement is invalid, illegal or incapable

- 72 - of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to the parties. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to amend or otherwise modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner such that the transactions contemplated hereby are fulfilled to the extent possible. 10.8 Entire Agreement; Third Party Beneficiaries. This Agreement, the Confidentiality Agreement and the Transaction Documents (including all exhibits and schedules hereto and thereto) and other documents and instruments delivered in connection herewith and therewith constitute the entire agreement between the parties and supersede all prior representations, agreements, understandings and undertakings, whether written or oral, between the parties with respect to the subject matter hereof and thereof, and no party is relying on any other prior oral or written representations, agreements, understandings or undertakings with respect to the subject matter hereof and thereof. Except as set forth in (a) Section 8.1, Section 8.5, and Article IX with respect to the Buyer Indemnified Persons and the Seller Indemnified Persons and (b) Section 10.14, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person other than the parties hereto any right, remedy or claim under or by reason of this Agreement. 10.9 Assignment. Except as set forth in Section 2.1, this Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto, except that, Buyer may assign any and all of its rights or obligations under this Agreement to any of its Affiliates, in which event Buyer must provide notice of such assignment to Seller within five (5) Business Days after such assignment. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns; provided, that Buyer will remain liable for performing its obligations under this Agreement. 10.10 Failure or Indulgence; No Waiver; Remedies Cumulative No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. 10.11 Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. 10.12 Jurisdiction; Enforcement. (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state courts of the State of New York sitting in the County of New

- 73 - York and the federal courts of the United States of America for the Southern District of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 10.4, constitute good, proper and sufficient service thereof. (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12. 10.13 Counterparts. This Agreement may be executed in one or more counterparts, which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic transmission in portable document format (pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. 10.14 Attorney-Client Matters. (a) Recognizing that Squire Patton Boggs (“Squire”) has acted as legal counsel to Seller and its Affiliates (including, prior to the Closing, the Acquired Companies) prior to the date hereof, and that Squire intends to act as legal counsel to Seller and its Affiliates (which, following the Closing, shall not include the Acquired Companies), Buyer and the Acquired Companies (i) hereby waive, on their own behalf and agree to cause their Affiliates to waive, any conflicts that may arise in connection with Squire representing Seller or it Affiliates after the

- 74 - Closing with respect to matters relating to the transactions contemplated hereby, and (ii) shall not, and shall cause their Affiliates not to, seek to have or have Squire disqualified from any such representation based on the prior representation of the Acquired Companies by Squire. (b) Buyer and the Acquired Companies further agree that all communications in any form or format whatsoever between or among Squire, any Seller or any of its Affiliates or Representatives, to the extent relating to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any other Transaction Document, any dispute arising under this Agreement or any other Transaction Document or otherwise relating to any potential or any alternative transaction related to the sale of the Acquired Companies or the Business present to or considered by Seller (collectively, the “Privileged Deal Communications”) shall be deemed to be retained and owned by Seller, shall be controlled by Seller and shall not pass to or be claimed by the Acquired Companies or any of their Affiliates (including, following the Closing, Buyer and its Affiliates). All Privileged Deal Communications that are attorney-client privileged shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Seller, shall be controlled by Seller and shall not pass to or be claimed by the Acquired Companies or any of their Affiliates (including, following the Closing, Buyer and its Affiliates). (c) Buyer and its Affiliates (including, following the Closing, the Acquired Companies) further agree that no such party may use or rely on any of the Privileged Deal Communications in any action against or involving the Seller or any of its Affiliates after the Closing. The Privileged Deal Communications may be used by the Seller or any of its Affiliates in connection with any dispute that relates to the transactions contemplated by or in connection with this Agreement, including in any claim brought by Buyer or its Affiliates. Notwithstanding the foregoing, in the event that a dispute arises between the Acquired Companies, on the one hand, and a third party other than Seller, on the other hand, the Acquired Companies may assert any and all protections from disclosure, including attorney-client privilege and work product protections, to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that the Acquired Companies may not waive such privilege without the prior written consent of Seller. [Remainder of this page intentionally left blank]